TRANSFER AGENCY AND SERVICE AGREEMENT

BETWEEN

ALLIANZ FUNDS MULTI-STRATEGY TRUST

AND

BOSTON FINANCIAL DATA SERVICES, INC.

Schedule A	Portfolios

Schedule 1.2(f)	AML and CIP Delegation

Schedule 2.1	Third Party Administrator(s) Procedures

Schedule 3.1	Fees and Expenses

TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT made as of the 28th day of March 2008, by and between ALLIANZ FUNDS MULTI-STRATEGY TRUST (the “Trust”) on behalf of each of the series funds listed in Schedule A, having its principal office and place of business at Allianz Global Investors Fund Management LLC, 13445 Avenue of the Americas, New York, New York 10105 and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation having its principal office and place of business at 2 Heritage Drive, North Quincy, Massachusetts 02171 (the “Transfer Agent”).

WHEREAS, the Trust may be authorized to issue shares in separate series, such series shall be named in the attached Schedule A, which may be amended by the parties from time to time, (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 17, being herein referred to as a “Portfolio”, and collectively as the “Portfolios”);

WHEREAS, the Trust is a business trust organized under the laws of the Commonwealth of Massachusetts and registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, it is contemplated that additional Portfolios may be added to the Trust and become parties to this Agreement by written consent of the parties hereto and in accordance with Section 17; and

WHEREAS, the Trust, on behalf its Portfolios, desires to appoint the Transfer Agent as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and the Transfer Agent desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Terms of Appointment and Duties

1.1	Transfer Agency Services. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of itself and its Portfolios, hereby employs and appoints the Transfer Agent to act as, and the Transfer Agent agrees to act as, its transfer agent for each Portfolio’s authorized and issued shares or beneficial interest, as the case may be, (“Shares”), dividend disbursing agent and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each Portfolio (“Shareholders”), including without limitation any periodic investment plan or periodic withdrawal program. In accordance with procedures established from time to time by agreement between the Transfer Agent and the Trust (the “Procedures”) with such changes or deviations there from as have been (or may from time to time be) agreed upon in writing by the parties, the Transfer Agent agrees that it will perform the following services:

(a) Establish each Shareholder’s account in a Portfolio on the Transfer Agent’s recordkeeping system and maintain such account for the benefit of such Shareholder in accordance with the Procedures;

(b) Receive for acceptance and process orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Trust authorized pursuant to the organizational documents of the Trust (the “Custodian”);

(c) Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(d) Receive for acceptance and process redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(e) In respect to items (a) through (d) above, the Transfer Agent may execute transactions directly with broker-dealers authorized by the Trust or by its Portfolios;

(f) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

(g) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(h) Prepare and transmit payments for dividends and distributions declared by the Trust or any Portfolio thereof, as the case may be;

(i) If applicable, issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of indemnification satisfactory to the Transfer Agent and protecting the Transfer Agent and the Trust, and the Transfer Agent at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

(j) Issue replacement checks and place stop orders on original checks based on Shareholder’s representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of the Trust, and, as between the Trust and the Transfer Agent, the Trust shall be responsible for all losses or claims resulting from such replacement;

(k) Maintain records of account for and advise the Trust and its Shareholders as to the foregoing;

(l) Record the issuance of Shares of the Portfolios and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding. The Transfer Agent shall also provide the Trust on a regular basis with the total number of Shares which are authorized and issued and outstanding but shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(m) Accept any information, records, documents, data, certificates, transaction requests by machine readable input, facsimile, CRT data entry and electronic instructions, including e-mail communications, which have been prepared, maintained or provided by the Trust or any other person or firm on behalf of the Trust or from broker-dealers of record or third-party administrators (“TPAs”) on behalf of individual Shareholders. With respect to transaction requests received in the foregoing manner, the Transfer Agent shall not be responsible for determining that the original source documentation is in good order, which includes compliance with Rule 22c-1 under the 1940 Act, and it will be the responsibility of the Trust to require its broker-dealers or TPAs to retain such documentation. E-mail exchanges on routine matters may be made directly with the Trust’s contact at the Transfer Agent. The Transfer Agent will not act on any e-mail communications coming to it directly from Shareholders requesting transactions, including, but not limited to, monetary transactions, change of ownership, or beneficiary changes;

(n) Maintain and manage, as agent for the Trust, such bank accounts as the Transfer Agent shall deem necessary for the performance of its duties under this Agreement, including but not limited to, the processing of Share purchases and redemptions and the payment of Trust dividends and distributions. The Transfer Agent may maintain such accounts at the bank or banks deemed appropriate by the Transfer Agent. In connection with the recordkeeping and other services provided to the Trust hereunder, the Transfer Agent may receive compensation for the management of such accounts and such compensation may be calculated based upon the average balances of such accounts;

(o) Receive correspondence pertaining to any former, existing or new Shareholder account, process such correspondence for proper recordkeeping and respond to Shareholder correspondence; and

(p) Process any request from a Shareholder to change account registration, beneficiary, beneficiary information, transfer and rollovers in accordance with the Procedures.

1.2	Additional Services. In addition to, and neither in lieu nor in contravention of, the services set forth in the above paragraphs, the Transfer Agent shall perform the following services:

(a) Other Customary Services. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts; preparing Shareholder meeting lists; arranging for mailing of Shareholder proxies; Shareholder reports and prospectuses to current Shareholders; withholding taxes on U.S. resident and non-resident alien accounts; preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders;

preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; preparing and mailing activity statements for Shareholders; and providing Shareholder account information;

(b) Control Book (also known as “Super Sheet”). Maintain a daily record and produce a daily report for each Portfolio of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Trust for each business day to the Trust no later than 9:00 AM Eastern Time, or such earlier time as the Trust may reasonably require, on the next business day;

(c) “Blue Sky” Reporting. The Trust or its administrator shall identify to the Transfer Agent in writing the states and countries where the Shares of the Portfolios are registered or exempt, and the number of Shares registered for sale with respect to each state or country, as applicable. The Transfer Agent shall establish the foregoing parameters on the system for the designated Blue Sky vendor. The Trust or its administrator shall verify that such parameters have been correctly established for each state or country on the system prior to activation and thereafter shall be responsible for monitoring the daily activity for each state or country. The responsibility of the Transfer Agent for the Trust’s blue sky registration status is solely limited to the initial establishment of the parameters provided by the Trust or the administrator for the vendor’s system and the daily transmission of a file to such vendor in order that the vendor may provide reports to the Trust or the administrator for monitoring;

(d) National Securities Clearing Corporation (the “NSCC”). (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC’s participants, including the Trust), in accordance with, instructions transmitted to and received by the Transfer Agent by transmission from NSCC on behalf of authorized broker-dealers on the Trust’s dealer file maintained by the Transfer Agent; (ii) issue instructions to the Trust’s banks for the settlement of transactions between a Portfolio and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Portfolio’s records on DST Systems, Inc.’s computer system TA2000 (“TA2000 System”) in accordance with NSCC’s Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on TA2000 System through Networking;

(e) Performance of Certain Services by the Trust or Affiliates or Agents. New procedures as to who shall provide certain of these services may be established in writing from time to time by agreement between the Trust and the Transfer Agent. The Transfer Agent may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust’s behalf.

(f) Anti-Money Laundering (“AML”) Delegation. If the Trust elects to delegate to the Transfer Agent certain AML duties under this Agreement, the parties will agree to such duties and terms as stated in the attached schedule (“Schedule 1.2(f)” entitled “AML

Delegation”) which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the duties by the Transfer Agent pursuant to this Section 1.2(f), the Trust agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties;

(g) Call Center Services. Upon request of the Trust, answer telephone inquiries from 9 a.m. to 5 p.m., eastern time, each day on which the New York Stock Exchange is open for trading. The Transfer Agent shall answer and respond to inquiries from existing Shareholders, prospective Shareholders and broker-dealers on behalf of such Shareholders in accordance with the telephone scripts provided by the Trust to the Transfer Agent, such inquiries may include requests for information on account set-up and maintenance, general questions regarding the operation of the Trust, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests. In consideration of the performance of the duties by the Transfer Agent pursuant to this Section, the Trust agrees to pay the Transfer Agent the fee set forth on Schedule 3.1 attached hereto and the reimbursable expenses that may be associated with these additional duties;

(h) Short Term Trader. Upon request of the Trust on behalf of its Portfolios, the Transfer Agent will provide the Trust with periodic reports on trading activity in the Portfolios based on parameters provided to the Transfer Agent by the Trust, as amended from time to time. The services to be performed by the Transfer Agent for the Trust hereunder will be ministerial only and the Transfer Agent shall have no responsibility for monitoring or reviewing market-timing activities. In consideration of the performance of the duties by the Transfer Agent pursuant to this Section, the Trust agrees to pay the Transfer Agent the fee set forth on Schedule 3.1 attached hereto and the reasonable reimbursable expenses that may be associated with these additional duties;

(i) Omnibus Transparency Services. Upon request of the Trust, the Transfer Agent shall carry out certain information requests, analyses and reporting services in support of the Trust’s obligations under Rule 22c-2(a)(2), (3). The parties will agree to such services and terms as stated in the attached schedule (“Schedule 1.2(i)” entitled “Omnibus Transparency Services”) that may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.2(i), the Trust agrees to pay the Transfer Agent for such fees and expenses associated with such additional services as set forth on Schedule 3.1; and

(j) Escheatment, Orders, Etc. If requested by the Trust (and as mutually agreed upon by the parties as to any reasonable reimbursable expenses), provide any additional related services (i.e., pertaining to escheatments, abandoned property, garnishment orders, bankruptcy and divorce proceedings, Internal Revenue Service or state tax authority tax levies and summonses and all matters relating to the foregoing).

1.3	Fiduciary Accounts. With respect to certain retirement plans or accounts (such as individual retirement accounts (“IRAs”), SIMPLE IRAs, SEP IRAs, Roth IRAs, Coverdell Education Savings Accounts, and 403(b) arrangements (such accounts, “Fiduciary Accounts”)), the Transfer Agent, at the request of the Trust, shall arrange for the provision of appropriate prototype plans as well as provide or arrange for the provision of various services to such plans and/or accounts, which services may include custodial services to be provided by State Street Bank and Trust Company (“State Street”), account set-up maintenance, and disbursements as well as such other services as the parties hereto shall mutually agree upon.

1.4	Site Visits and Inspections; Regulatory Examinations. During the term of this Agreement, authorized representatives of the Trust may conduct periodic site visits of the Transfer Agent’s facilities and inspect the Transfer Agent’s records and procedures solely as they pertain to the Transfer Agent’s services for the Trust under or pursuant to this Agreement. Such inspections shall be conducted at the Trust’s expense (which shall include costs related to providing materials, copying, faxing, retrieving stored materials, and similar expenses) and shall occur during the Transfer Agent’s regular business hours and, except as otherwise agreed to by the parties, no more frequently than twice a year. In connection with such site visit and/or inspection, the Trust shall not attempt to access, nor will it review, the records of any other clients of the Transfer Agent and the Trust shall conduct the visit/inspection in a manner that will not interfere with the Transfer Agent’s normal and customary conduct of its business activities, including the provision of services to the Trust and to other clients. The Transfer Agent shall have the right to immediately require the removal of any Trust representatives from its premises in the event that their actions, in the reasonable opinion of the Transfer Agent, jeopardize the information security of its systems and/or other client data or otherwise are disruptive to the business of the Transfer Agent. The Transfer Agent may require any persons seeking access to its facilities to provide reasonable evidence of their authority. The Transfer Agent may also reasonably require any of the Trust’s representatives to execute a confidentiality agreement before granting such individuals access to its facilities. The Transfer Agent will also provide reasonable access to the Trust’s governmental regulators, at the Trust’s expense, solely to (i) the Trust’s records held by the Transfer Agent and (ii) the procedures of the Transfer Agent directly related to its provision of services to the Trust and the Portfolios under the Agreement.

2.	Third Party Administrators for Defined Contribution Plans

2.1	The Trust may decide to make available to certain of its customers, a qualified plan program (the “Program”) pursuant to which the customers (“Employers”) may adopt certain plans of deferred compensation (“Plan or Plans”) for the benefit of the individual Plan participant (the “Plan Participant”), such Plan(s) being qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”) and administered by TPAs which may be plan administrators as defined in the Employee Retirement Income Security Act of 1974, as amended.

2.2	In accordance with the procedures established in Schedule 2.1 entitled “Third Party Administrator Procedures,” as may be amended by the Transfer Agent and the Trust from time to time (“Schedule 2.1”), the Transfer Agent shall:

(a) Treat Shareholder accounts established by the Plans in the name of the Trustees, Plans or TPAs, as the case may be, as omnibus accounts;

(b) Maintain omnibus accounts on its records in the name of the TPA or its designee as the Trustee for the benefit of the Plan; and

(c) Perform all services under Section 1 as transfer agent of the Portfolios and not as a record-keeper for the Plans.

2.3	Transactions identified under Sections 1 and 2 of this Agreement shall be deemed exception services (“Exception Services”) when such transactions:

(a) Require the Transfer Agent to use methods and procedures other than those usually employed by the Transfer Agent to perform transfer agency and recordkeeping services;

(b) Involve the provision of information to the Transfer Agent after the commencement of the nightly processing cycle of the TA2000 System; or

(c) Require more manual intervention by the Transfer Agent, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, than is normally required.

3.	Fees and Expenses

3.1	Fee Schedule. For the performance by the Transfer Agent pursuant to this Agreement, the Trust agrees to pay the Transfer Agent the fees and expenses as set forth in the attached fee schedule (“Schedule 3.1”). Such fees and reimbursable expenses and advances identified under Section 3.2 below may be changed from time to time subject to mutual written agreement between the Trust and the Transfer Agent. The parties agree that the fees set forth on Schedule 3.1 shall apply with respect to the Portfolios set forth on Schedule A hereto as of the date hereof and to any newly created series funds added to this Agreement under Section 17 that have requirements consistent with services then being provided by the Transfer Agent under this Agreement. The fees set forth on Schedule 3.1, however, shall not automatically apply to any funds resulting from acquisition or merger subsequent to the execution of this Agreement. In the event that a fund is to become a party to this Agreement as the result of an acquisition or merger then the parties shall confer diligently and in good faith, and agree upon fees applicable to such fund.

3.2	Reimbursable Expenses. In addition to the fees paid under Section 3.1 above, the Trust agrees to reimburse the Transfer Agent for reimbursable expenses, including but not limited to: AML/CIP annual fee, suspicious activity reporting for networked accounts, audio response, checkwriting, CIP-related database searches, commission fee application, data communications equipment, computer hardware, DST disaster recovery charge, escheatment, express mail and delivery services, federal wire charges, forms and production, freight charges, household tape processing, lost shareholder searches, lost shareholder tracking, magnetic tapes, reels or cartridges, magnetic tape handling charges, manual check pulls, microfiche/COOL, microfilm, network products, new fund implementation, NSCC processing and communications, postage (to be paid in advance if so requested), offsite records storage, outside mailing services, P.O. box rental, print/mail services, programming hours, regulatory compliance fee per CUSIP, reporting (on request and scheduled), returned checks, Short Term Trader, special mailing, statements, supplies, tax reporting (federal and state), telecommunications equipment, telephone (telephone and fax lines), training, transcripts, travel, TIN certification (W-8 & W-9), vax payroll processing, year-end processing and other expenses incurred at the specific direction of the Trust or with advance written notice to the Trust.

3.3	Increases. The fees and charges set forth on Schedule 3.1 shall increase or may be increased (i) in accordance with Section 3.6 below; (ii) upon at least ninety (90) days prior written notice, if changes in laws applicable to its transfer agency business or laws applicable to the Trust, which the Transfer Agent has agreed to abide by and implement increases the Transfer Agent’s ongoing system utilization costs to provide the affected function by five percent (5%) or more; or (iii) in connection with new or additional functions or features or new services or modes of operation of the TA2000 system. If the Transfer Agent notifies the Trust of an increase in fees or charges pursuant to subparagraph (ii) of this Section 3.3, the parties shall confer, diligently and in good faith and agree upon a new fee or charges to cover the amount necessary, but not more than such amount, to reimburse the Transfer Agent for the increased costs of operation or new fund features. If the Transfer Agent notified the Trust of an increase in fees under subparagraph (iii) of this Section 3.3, the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new fund feature.

3.4	Postage. Postage for mailing of dividends, proxies, Trust reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Trust at least seven (7) days prior to the mailing date of such materials.

3.5	Invoices. The Trust agrees to pay all fees and reimbursable expenses within thirty (30) days following the receipt of the respective invoice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Trust may only withhold that portion of the fee or expense subject to the good faith dispute. The Trust shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each invoice if the Trust is disputing any amounts in good faith. If the Trust does not provide such notice of dispute within the required time, the invoice will be deemed accepted by the Trust. The Trust shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

3.6	Cost of Living Adjustment. After the first year of the Initial Term, the total fee for all services for each succeeding year shall equal the fee that would be charged for the same services based on a fee rate (as reflected in a fee rate schedule) increased by the percentage increase for the twelve-month period of such previous calendar year of the CPI-W (defined below), or, in the event that publication of such Index is terminated, any successor or substitute index, appropriately adjusted, acceptable to both parties. As used herein, “CPI-W” shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers for Boston-Brockton-Nashua, MA-NH-ME-CT, (Base Period: 1982-84 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics.

3.7	Late Payments. If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Trust shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic banks) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by the Transfer Agent) on the first day of publication during the month when such amount was due. Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts law.

4.	Representations and Warranties of the Transfer Agent

The	Transfer Agent represents and warrants to the Trust that:

4.1	It is a corporation duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2	It is duly registered as a transfer agent under Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and it will remain so registered for the duration of this Agreement. It will promptly notify the Trust in the event of any material change in its status as a registered transfer agent.

4.3	It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

4.4	It is empowered under applicable laws and by its Articles of Organization and By-Laws to enter into and perform the services contemplated in this Agreement.

4.5	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.6	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

5.	Representations and Warranties of the Trust

The Trust represents and warrants to the Transfer Agent that:

5.1	It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

5.2	It is empowered under applicable laws and by its organizational documents to enter into and perform this Agreement.

5.3	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

5.4	The Trust is an open-end and diversified management investment company registered under the 1940 Act.

5.5	A registration statement under the Securities Act of 1933, as amended, for each Portfolio is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares being offered for sale by the Trust.

6.	Wire Transfer Operating Guidelines/Articles 4A of the Uniform Commercial Code

6.1	Obligation of Sender. The Transfer Agent is authorized to promptly debit the appropriate Portfolio account(s) upon the receipt of a payment order in compliance with the selected security procedure (the “Security Procedure”) chosen for funds transfer and in the amount of money that the Transfer Agent has been instructed to transfer. The Transfer Agent shall execute payment orders in compliance with the Security Procedure and with the Trust instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after the customary deadline will be deemed to have been received the next business day.

6.2	Security Procedure. The Trust acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Trust from security procedures offered by the Transfer Agent. The Trust shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated to the Transfer Agent in writing. The Trust must notify the Transfer Agent immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Trust’s authorized personnel. The Transfer Agent shall verify the authenticity of all Trust instructions according to the Security Procedure.

6.3	Account Numbers. The Transfer Agent shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

6.4	Rejection. The Transfer Agent reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Transfer Agent’s receipt of such payment order; (b) if initiating such payment order would cause the Transfer Agent, in the Transfer Agent’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Transfer Agent; or (c) if the Transfer Agent, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

6.5	Cancellation Amendment. The Transfer Agent shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Transfer Agent reasonable opportunity to act. However, the Transfer Agent assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.6	Errors. The Transfer Agent shall assume no responsibility for failure to detect any erroneous payment order provided that the Transfer Agent complies with the payment order instructions as received and the Transfer Agent complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

6.7	Interest. The Transfer Agent shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Transfer Agent is notified of the unauthorized payment order within thirty (30) days of notification by the Transfer Agent of the acceptance of such payment order.

6.8	ACH Credit Entries/Provisional Payments. When the Trust initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street Bank and Trust Company (“State Street”) will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Transfer Agent with respect to an ACH credit entry are provisional until the Transfer Agent receives final settlement for such entry from the Federal Reserve Bank. If the Transfer Agent does not receive such final settlement, the Trust agrees that the Transfer Agent shall receive a refund of the amount credited to the Trust in connection with such entry, and the party making payment to the Trust via such entry shall not be deemed to have paid the amount of the entry.

6.9	Confirmation. Confirmation of Transfer Agent’s execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Transfer Agent’s proprietary information systems, or by facsimile or call-back. The Trust must report any objections to the execution of an order within thirty (30) days.

7.	Data Access and Proprietary Information

7.1	The Trust acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by the Transfer Agent as part of the Trust’s ability to access certain Portfolio-related data maintained by the Transfer Agent on databases under the control and ownership of the Transfer Agent or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customer Information (as defined in Section 10.2 below) or the confidential information of the Trust. The Trust agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its employees and agents to:

(a) Use such programs and databases (i) solely on the Trust’s computers, (ii) solely from equipment at the location agreed to between the Trust and the Transfer Agent and (iii) solely in accordance with the Transfer Agent’s applicable user documentation;

(b) Refrain from copying or duplicating in any way (other than in the normal course of performing processing on the Trust’s computer(s)), the Proprietary Information;

(c) Refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent’s instructions;

(d) Refrain from causing or allowing information transmitted from the Transfer Agent’s computer to the Trust’s computer to be retransmitted to any other computer or other device except as expressly permitted by the Transfer Agent (such permission not to be unreasonably withheld);

(e) Allow the Trust to have access only to those authorized transactions as agreed to between the Trust and the Transfer Agent; and

(f) Honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent’s expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

7.2	Proprietary Information shall not include all or any portion of any of the foregoing items that: (i) are or become publicly available without breach of this Agreement; (ii) are released for general disclosure by a written release by the Transfer Agent; or (iii) are already in the possession of the receiving party at the time of receipt without obligation of confidentiality or breach of this Agreement.

7.3	The Trust acknowledges that its obligation to protect the Transfer Agent’s Proprietary Information is essential to the business interest of the Transfer Agent and that the disclosure of such Proprietary Information in breach of this Agreement would cause the Transfer Agent immediate, substantial and irreparable harm, the value of which would be extremely difficult to determine. Accordingly, the parties agree that, in addition to any other remedies that may be available in law, equity, or otherwise for the disclosure or use of the Proprietary Information in breach of this Agreement, the Transfer Agent shall be entitled to seek and obtain a temporary restraining order, injunctive relief, or other equitable relief against the continuance of such breach.

7.4	If the Trust notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Transfer Agent arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. EXCEPT THOSE EXPRESSLY STATED HEREIN THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.5	If the transactions available to the Trust include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Transfer Agent from time to time.

7.6	Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 7. The obligations of this Section shall survive any earlier termination of this Agreement.

8.	Indemnification

8.1	The Transfer Agent shall not be responsible for, and the Trust shall indemnify and hold the Transfer Agent, and with respect to Section 1.3 and Section 8.1(f) herein, also State Street, harmless, from and against, any and all losses, damages, costs, charges, counsel fees (including the defense of any lawsuit in which the Transfer Agent or affiliate is a named party), payments, expenses and liability arising out of or attributable to:

(a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;

(b) The Trust’s lack of good faith, negligence or willful misconduct;

(c) The reliance upon, and any subsequent use of or action taken or omitted, by the Transfer Agent, or its agents or subcontractors on: (i) any information, records, documents, data, stock certificates or services, which are received by the Transfer Agent or its agents or subcontractors by machine readable input, facsimile, CRT data entry, electronic instructions, or other similar means authorized by the Trust, and which have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any broker-dealer, TPA or previous transfer agent; (ii) any instructions or requests of the Trust or any of its officers; (iii) any instructions or opinions of legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement which are provided to the Transfer Agent by counsel to the Trust after consultation with such legal counsel and upon which instructions or opinion the Transfer Agent is expressly permitted to rely or opinions of legal counsel that are obtained by the Transfer Agent; or (iv) any paper or document, reasonably believed to be genuine, authentic, or signed by the proper person or persons;

(d) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered, or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares;

(e) The acceptance of facsimile transaction requests on behalf of individual Shareholders received from broker-dealers, TPAs or the Trust, and the reliance by the Transfer Agent on the broker-dealer, TPA or the Trust ensuring that the original source documentation is in good order and properly retained;

(f) The negotiation and processing of any checks, wires and ACH transmissions including without limitation for deposit into, or credit to, the Trust’s demand deposit accounts maintained by the Transfer Agent; or

(g) Upon the Trust’s request entering into any agreements required by the NSCC for the transmission of Trust or Shareholder data through the NSCC clearing systems.

8.2	To the extent that the Transfer Agent is not entitled to indemnification pursuant to Section 8.1 above and only to the extent of such right, the Trust shall not be responsible for, and the Transfer Agent shall indemnify and hold the Trust harmless from and against any losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly out of or attributable to any action or failure of the Transfer Agent to act as a result of the Transfer Agent’s lack of good faith, negligence or willful misconduct in the performance of its services hereunder. For those activities or actions delineated in the Procedures, the Transfer Agent shall be presumed to have used reasonable care, acted without negligence, and acted in good faith if it has acted in accordance with the Procedures.

8.3	In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other party, the indemnified party shall promptly notify the indemnifying party of such assertion, and shall keep the indemnifying party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or in the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify the indemnified party except with the indemnifying party’s prior written consent.

9.	Standard of Care

The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or agents. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and that Section 4-209 of the Uniform Commercial Code is superseded by Section 9 of this Agreement. This standard of care also shall apply to Exception Services, as defined in Section 2.3 herein, but shall take into consideration and make allowances for the manual processing and non-standard work involved in Exception Services.

10.	Confidentiality

10.1	The Transfer Agent and the Trust agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any customers’ lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent or of the Trust, used or gained by the Transfer Agent or the Trust during performance under this Agreement. The Trust and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Trust and their successors and assigns. In the event of breach of the foregoing by either party, the remedies provided by Section 7.3 shall be available to the party whose confidential information is disclosed. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Trust agent for purposes of providing services under this Agreement.

10.2	As between the Trust and Transfer Agent, Customer Information (as defined below) is and will remain the sole and exclusive property of the Trust. “Customer Information” means all the customer identifying data however collected or received, including without limitation, through “cookies” or non-electronic means pertaining to or identifiable to the Trust’s customer(s) or prospective customer(s) and plan administrators (collectively, “Trust Customers”), including without limitation, (i) name, address, email address, passwords, account numbers, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data or any other identification data; (ii) any information that reflects the use of or interactions with a Trust service, including the Trust’s web site; or (iii) any data otherwise submitted in the process of registering for a Trust service. For the avoidance of doubt, Customer Information shall include all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102, 113 Stat. 1138) (“GLB Act”). This Agreement shall not be construed as granting any ownership rights in Transfer Agent to Customer Information.

10.3	The Transfer Agent represents, covenants, and warrants that Transfer Agent will use Customer Information only in compliance with (i) the provisions of this Agreement, (ii) its own Privacy and Information Sharing Policy, as amended and updated from time to time and (iii) privacy laws applicable to its business, including the GLB Act as such is applicable to its transfer agency business.

10.4	In the event that any requests or demands are made for the inspection of the Shareholder records of the Trust, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (i.e., divorce and criminal actions), the Transfer Agent will use reasonable efforts to notify the Trust (except where prohibited by law) and to secure instructions from an authorized officer of the Trust as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

11.	Covenants of the Trust and the Transfer Agent

11.1	The Trust shall promptly furnish to the Transfer Agent the following:

(a) A certified copy of the resolution of the Board of Trustees or the Board of Directors, as the case may be, of the Trust authorizing the appointment of the Transfer Agent and the execution and delivery of this Agreement; and

(b) A copy of the organizational documents of the Trust and all amendments thereto.

11.2	The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3	Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form, manner and for such periods, as it may deem advisable and as may be required by the laws and regulations applicable to its business as a Transfer Agent, including those set forth in 17 CFR 240.17Ad-6 and 17 CFR 240.17Ad-7, as such regulations may be amended from time to time. The Transfer Agent shall also maintain customary records in connection with its agency for the Trust; particularly those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940. Records maintained by the Transfer Agent on behalf of the Trust shall be made available for reasonable examinations by the SEC upon reasonable request and shall be maintained by the Transfer Agent for such period as required by applicable law or until such earlier time as the Transfer Agent has delivered such records into the Trust’s possession or destroyed them at the Trust’s request.

11.4	Compliance Program. The Transfer Agent maintains and will continue to maintain a comprehensive compliance program reasonably designed to prevent violations of the federal securities laws pursuant to Rule 38a-1 under the 1940 Act. Pursuant to its compliance program, the Transfer Agent will provide periodic measurement reports to the Trust. Upon request of the Trust, the Transfer Agent will provide to the Trust in connection with any periodic annual or semi-annual shareholder report filed by the Trust or, in the absence of the filing of such reports, on a quarterly basis, a sub-certification pursuant to the Sarbanes-Oxley Act of 2002 with respect to the Transfer Agent’s performance of the services set forth in this Agreement and its internal controls related thereto. In addition, on a quarterly basis, the Transfer Agent will provide to the Trust a certification in connection with Rule 38a-1 under the 1940 Act. The Transfer Agent reserves the right to amend and update its compliance program and the measurement tools and certifications provided thereunder from time to time in order to address changing regulatory and industry developments.

11.5	SAS70 Reports. The Transfer Agent will furnish to the Trust, on a semi-annual basis, a report in accordance with Statements on Auditing Standards No. 70 (the “SAS70 Report”) as well as such other reports and information relating to the Transfer Agent’s policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and its services, as the Trust may reasonably request.

11.6	Information Security. The Transfer Agent maintains and will continue to maintain at each service location physical and information security safeguards against the destruction, loss, theft or alteration of the Trust’s Confidential Information, including Customer Information, in the possession of the Transfer Agent that will be no less rigorous than those in place at the effective date of this Agreement, and from time to time enhanced in accordance with changes in regulatory requirements. The Transfer Agent will, at a minimum, update its policies to remain compliant with regulatory requirements. The Transfer Agent will meet with the Trust, at its request, on an annual basis to discuss information security safeguards. If the Transfer Agent or its agents discover or are notified that someone has violated security relating to the Trust’s Confidential Information, including Customer Information, the Transfer Agent will promptly (a) notify the Trust of such violation, and (b) if the applicable Confidential

Information was in the possession or under the control of the Transfer Agent or its agents at the time of such violation, the Transfer Agent will promptly (i) investigate, contain and address the violation, and (ii) provide the Trust with assurance reasonably satisfactory to the Trust that such violation will not recur.

11.7	Business Continuity. The Transfer Agent will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Trust. The Transfer Agent will test the adequacy of its business continuity plan at least annually and upon request, the Trust may participate in such test. Upon request by the Trust, the Transfer Agent will provide the Trust with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts the Transfer Agent’s provision of services under this Agreement, the Transfer Agent will promptly notify the Trust of the disruption and the steps being implemented under the business continuity plan.

12.	Termination of Agreement

12.1	Term. The initial term of this Agreement (the “Initial Term”) shall be from the date first written above through December 31, 2008 unless terminated pursuant to the provisions of this Section 12. The term may be renewed by mutual agreement of the Transfer Agent and the Trust for successive periods of one year each (“Renewal Term”). Either the Transfer Agent or the Trust shall give written notice to the other party one hundred twenty (120) days before the expiration of the Initial Term or of a Renewal Term if such party desires not to renew the term for an additional one year period and in the absence of such notice the Agreement shall renew automatically for such one year term. In the event the Trust wishes to terminate this Agreement as to a Portfolio prior to the expiration of the Initial Term or a Renewal Term, the Trust shall give one hundred twenty (120) days prior written notice to the Transfer Agent and shall be subject to the terms of this Section, including the payments applicable under Section 12.3. One hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term, the Transfer Agent and the Trust will agree upon a Fee Schedule for the upcoming Renewal Term. In the event the parties fail to agree upon a new Fee Schedule as of such date, the Fee Schedule set forth as Schedule 3.1 hereto shall remain in effect subject to increase under Section 3.6. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of Deconversion (defined below).

12.2	Deconversion. In the event that this Agreement is terminated or not renewed for any reason by the Trust, the Transfer Agent agrees that, in order to provide for uninterrupted service to the Trust, the Transfer Agent, at Trust’s request, shall offer reasonable assistance to the Trust in converting the Trust’s records from the Transfer Agent’s systems to whatever services or systems are designated by the Trust (the “Deconversion”). Such Deconversion is subject to the recompense of the Transfer Agent for such assistance at its standard rates and fees in effect at the time and to a reasonable time frame for performance as agreed to by the parties. As used herein “reasonable assistance” and “transitional assistance” shall not include requiring the Transfer Agent (i) to assist any new service or system provider to modify, to alter, to enhance, or to improve such provider’s system, or to provide any new functionality to such provider’s system, (ii) to disclose any protected information of the Transfer Agent, including the Proprietary Information as defined in Section 7.1, or (iii) to develop Deconversion software, to modify any of the Transfer Agent’s software, or to otherwise alter the format of the data as maintained on any provider’s systems.

12.3	Termination or Non Renewal.

(a) Outstanding Fees and Charges. In the event of termination or non-renewal of this Agreement by the Trust, the Trust will promptly pay the Transfer Agent all fees and charges for the services provided under this Agreement (i) which have been accrued and remain unpaid as of the date of such notice of termination or non-renewal and (ii) which thereafter accrue for the period through and including the date of the Trust’s Deconversion.

(b) Deconversion Costs and Post-Deconversion Support Fees. In the event of termination or non-renewal of this Agreement by the Trust, the Trust shall pay the Transfer Agent for the Deconversion costs as noted in Section 12.2 and all reasonable fees and expenses for providing any support services that the Trust requests the Transfer Agent to provide post Deconversion, including but not limited to tax reporting and open issue resolution.

12.4	Confidential Information. Upon termination of this Agreement, each party shall return to the other party all copies of confidential or proprietary materials or information received from such other party hereunder, other than materials or information required to be retained by such party under applicable laws or regulations.

12.5	Unpaid Invoices. The Transfer Agent may terminate this Agreement immediately upon an unpaid invoice payable by the Trust to the Transfer Agent being outstanding for more than ninety (90) days after receipt by the Trust, except with respect to any amount subject to a good faith dispute within the meaning of Section 3.5 of this Agreement.

12.6	Bankruptcy. Either party hereto may terminate this Agreement by notice to the other party, effective at any time specified therein, in the event that (a) the other party ceases to carry on its business or (b) an action is commenced by or against the other party under Title 11 of the United States Code or a receiver, conservator or similar officer is appointed for the other party and such suit, conservatorship or receivership is not discharged within thirty (30) days.

12.7	Cause. If either of the parties hereto becomes in default in the performance of its duties or obligations hereunder and such default has a material adverse effect on the other party, then the non-defaulting party may give notice to the defaulting party specifying the nature of the default in sufficient detail to permit the defaulting party to identify and cure such default. If the defaulting party fails to cure such default within thirty (30) days of receipt of such notice, or within such other period of time as the parties may agree is necessary for such cure, then the non-defaulting party may terminate this Agreement upon notice of not less than five (5) days to the defaulting party.

12.8	The parties agree that the effective date of any Deconversion as a result of termination hereof shall not occur during the period from November 15th through March 1st of any year to avoid adversely impacting a year-end.

12.9	Within thirty (30) days after completion of a Deconversion, the Trust will give notice to the Transfer Agent containing reasonable instructions regarding the disposition of tapes, data files, records, original source documentation or other property belonging to the Trust and then in the Transfer Agent’s possession and shall make payment for the Transfer Agent’s reasonable costs to comply with such notice. If the Trust fails to give that notice within thirty (30) days after termination of this Agreement, then the Transfer Agent may dispose of such property as it sees fit. The reasonable costs of any such disposition or of the continued storage of such tapes, data files, records, original source documentation or other properties shall be billed to, and within thirty (30) days of receipt of such invoice paid by, the Trust. Failure to pay such sums when due shall incur a late charge in accordance with Section 3.7 of this Agreement. In no event shall the Transfer Agent be required to keep archived versions of Trust records beyond the requirements of law applicable to its transfer agency business and the terms of this Section 12.10. In the event the Trust terminates this Agreement and later re-engages the Transfer Agent for performance of transfer agency services, the Trust agrees to pay the reasonable administrative costs for recovery of any records that are still in the Transfer Agent’s possession.

13.	Assignment and Third Party Beneficiaries

13.1	Except as provided in Section 14.1 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. Any attempt to do so in violation of this Section shall be void. Unless specifically stated to the contrary in any written consent to an assignment, no assignment will release or discharge the assignor from any duty or responsibility under this Agreement.

13.2	Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Trust, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

13.3	This Agreement does not constitute an agreement for a partnership or joint venture between the Transfer Agent and the Trust. Other than as provided in Section 14.1 and Schedule 1.2(f), neither party shall make any commitments with third parties that are binding on the other party without the other party’s prior written consent.

14.	Subcontractors

14.1	The Transfer Agent may, without further consent on the part of the Trusts, subcontract for the performance hereof with an affiliate of the Transfer Agent which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act or, with regard to print/mail services, to DST Output, Inc., an affiliate of the Transfer Agent; provided, however, that the Transfer Agent shall be fully responsible to the Trust for the acts and omissions of its affiliate as it is for its own acts and omissions. The foregoing shall not be deemed to apply to any direct contracts between the Trust and any affiliate of the Transfer Agent as to which the Transfer Agent is not a party. The Transfer Agent may provide the services hereunder from service locations within or outside of the United States.

14.2	For purposes of this Agreement, unaffiliated third parties such as, by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. Mails, the NSCC and telecommunication companies, shall not be deemed to be subcontractors of the Transfer Agent.

15.	Changes and Modifications

15.1	During the term of this Agreement the Transfer Agent will use on behalf of the Trust, without additional cost, all modifications, enhancements, or changes which its affiliate DST Systems, Inc. may make to the TA2000 System in the normal course of its business and which are applicable to functions and features offered by the Trust, unless substantially all clients of the Transfer Agent are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Trust agrees to pay the Transfer Agent promptly for modifications and improvements which are charged for separately at the rate provided for in the Transfer Agent’s standard pricing schedule which shall be identical for substantially all clients, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

15.2	The Transfer Agent shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Trust will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Trust in using or employing the TA2000 System or the Transfer Agent’s facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Trust is given thirty (30) days prior notice to allow the Trust to change its procedures and unless the Transfer Agent provides the Trust with revised operating procedures and controls.

15.3	All enhancements, improvements, changes, modifications or new features added to the TA2000 System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, DST Systems, Inc., an affiliate of the Transfer Agent.

16.	Miscellaneous

16.1	Amendment. This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

16.2	Massachusetts Law to Apply. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

16.3	Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of war or terrorism, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

16.4	Consequential Damages. Neither party to this Agreement shall be liable to the other party for special, indirect or consequential damages under any provision of this Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

16.5	Survival. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

16.6	Severability. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.7	Priorities Clause. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

16.8	Waiver. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

16.9	Merger of Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.10	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16.11	Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm,

micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

16.12	Notices. All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

(a)	If to the Transfer Agent, to:

Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171
Attention: Legal Department
Facsimile: (617) 483-2490

(b)	If to the Trust, to:

Allianz Global Investors Fund Management LLC
1345 Avenue of the Americas
New York, New York 10105

Attention: Legal Department
Facsimile: (212) 739-3948

17.	Additional Portfolios/ Funds

17.1	Additional Portfolios. In the event that the Trust establishes one or more series of Shares, in addition to those listed on the attached Schedule A, with respect to which it desires to have the Transfer Agent render services as transfer agent under the terms hereof, it shall so notify the Transfer Agent in writing, and if the Transfer Agent agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder by the parties amending the Schedule A to include the additional series.

17.2	Conditions re: Additional Portfolios. In the event that the Transfer Agent is to become the transfer agent for new portfolios, the Transfer Agent shall add them to the TA2000 System upon at least thirty (30) days’ prior written notice to the Transfer Agent provided that the requirements of such portfolios are generally consistent with services then being provided by the Transfer Agent under this Agreement, in which case the fees and expenses for such additional portfolios shall be as set forth on Schedule 3.1 for the remainder of the then-current term. To the extent such portfolios use functions, features or services not set forth in Section 1.1, Section 1.2 or Schedule 3.1, the rates and charges applicable to such new functions, features or characteristics may be established or increased in accordance with Section 3.3.

18.	Limitations of Liability of the Trustees and Shareholders

A copy of the trust instrument is on file with the Secretary of the State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Andrew J. Meyers
Name:	Andrew J. Meyers
Title:	Vice President

ATTEST:

Thomas Fuccillo

BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Mark Scovell
Name:	Mark Scovell
Title:	Senior Vice President

ATTEST:

SCHEDULE A

Allianz Funds Multi-Strategy Trust

Allianz RCM Global Water Fund —Class P

Allianz RCM Global EcoTrends Fund – Class P

ALLIANZ FUNDS MULTI-STRATEGY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Andrew J. Meyers	By:	/s/ Mark Scovell

Name:	Andrew J. Meyers	Name:	Mark Scovell

Title:	Vice President	Title:	Senior Vice President

Schedule A - 1

SCHEDULE 1.2(f)

AML DELEGATION

Dated: March 28, 2008

1.	Delegation.

Subject to the terms and conditions set forth in this Agreement, the Trust hereby delegates to the Transfer Agent those aspects of the Trust’s AML program (the “AML Program”) that are set forth in Section 4 below (the “Delegated Duties”). The Delegated Duties set forth in Section 4 may be amended, from time to time, by mutual agreement of the Trust and the Transfer Agent upon the execution by such parties of a revised Schedule 1.2(f) bearing a later date than the date hereof.

1.2	The Transfer Agent agrees to perform such Delegated Duties, with respect to the ownership of Shares in the Trust for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of this Agreement.

2.	Consent to Examination. In connection with the performance by the Transfer Agent of the Delegated Duties, the Transfer Agent understands and acknowledges that the Trust remains responsible for assuring compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) and that the records the Transfer Agent maintains for the Trust relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice all required records and information for review by such examiners.

3.	Limitation on Delegation. The Trust acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only the Delegated Duties, as may be amended from time to time, and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Trust with the USA PATRIOT Act or for any other matters that have not been delegated hereunder. Additionally, the parties acknowledge and agree that the Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, Shares in the Trust for which the Transfer Agent maintains the applicable Shareholder information.

Schedule 1.2(f) - 1

4.	Delegated Duties

4.1	Consistent with the services provided by the Transfer Agent and with respect to the ownership of Shares in the Trust for which the Transfer Agent maintains the applicable Shareholder information, the Transfer Agent shall:

(a) Submit all new account and registration maintenance transactions through the Office of Foreign Assets Control (“OFAC”) database and such other lists or databases as may be required from time to time by applicable regulatory authorities;

(b) Submit special payee checks through OFAC database;

(c) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

(d) Review wires sent pursuant to banking instructions other than those on file with the Transfer Agent;

(e) Review accounts with small balances followed by large purchases;

(f) Review accounts with frequent activity within a specified date range followed by a large redemption;

(g) On a daily basis, review purchase and redemption activity per tax identification number (“TIN”) within the Trust to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

(h) Monitor and track cash equivalents under $10,000 for a rolling twelve-month period and file IRS Form 8300 and issue the Shareholder notices required by the IRS;

(i) Determine when a suspicious activity report (“SAR”) should be filed as required by regulations applicable to mutual funds; prepare and file the SAR. Provide the Trust with a copy of the SAR within a reasonable time after filing; notify the Trust if any further communication is received from U.S. Department of the Treasury or other law enforcement agencies regarding the SAR;

(j) Compare account information to any FinCEN request received by the Trust and provided to the Transfer Agent pursuant to USA PATRIOT Act Sec. 314(a). Provide the Trust with documents/information necessary to respond to requests under USA PATRIOT Act Sec. 314(a) within required time frames;

(k) (i) Verify the identity of any person seeking to open an account with the Trust, (ii) Maintain records of the information used to verify the person’s identity and (iii) Determine whether the person appears on any lists of known or suspected terrorists or terrorists organizations provided to the Trust by any government agency; and

Schedule 1.2(f) - 2

(l) Conduct due diligence for new correspondent accounts for foreign financial institutions (as defined in 31 C.F.R. 103.175). Following the opening of an account for a foreign financial institution or setting up a dealer relationship with a foreign financial institution, the Transfer Agent will perform an assessment of the money laundering risk presented by the account based on a consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in a financial institution questionnaire. After assessing the money laundering risk and determining a risk-ranking for the account, the Transfer Agent will notify the Trust’s AML Officer of any account with a medium or above risk-ranking to obtain further instruction from the Trust. In the situation where due diligence cannot be completed with respect to an account, the Transfer Agent will contact the Trust’s AML Officer for further instruction. For any accounts opened for foreign financial institutions, a periodic review of the account activity will be performed by the Transfer Agent in order to determine consistency with information obtained about the type, purpose, and anticipated activity of the account as detailed in the financial institution questionnaire. Upon request by the Trust, generate periodic reports of foreign correspondent accounts for review by the Trust for purposes of compliance with USA PATRIOT Act, Section 312. In accordance with instructions from the Trust, conduct due diligence for existing accounts selected by the Trust for further review in accordance with the procedures set forth above.

(m) Upon the request by the Trust, conduct due diligence to determine if the Trust is involved with any foreign jurisdiction, institution, class of transactions and a type of account designated, from time to time, by the U.S. Department of Justice in order to identify and take certain “special measures” against such entities as required under Section 311 of the USA PATRIOT Act (31 C.F.R. 103.193).

4.2	In the event that the Transfer Agent detects activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a SAR, a Form 8300 or other similar report or notice to OFAC, then the Transfer Agent shall also immediately notify the Trust, unless prohibited by applicable law.

ALLIANZ FUNDS MULTI-STRATEGY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Andrew J. Meyers	By:	/s/ Mark Scovell

Name:	Andrew J. Meyers	Name:	Mark Scovell

Title:	Vice President	Title:	Senior Vice President

Schedule 1.2(f) - 3

SCHEDULE 1.2(i)

OMNIBUS TRANSPARENCY SERVICES

Dated: March 28th, 2008

A.	The Trust shall provide the following information to the Transfer Agent:

1.	The name and contact information for the Financial Intermediary, with which the Trust has a “shareholder information agreement” (under which the Financial Intermediary agrees to provide, at the Trust’s request, identity and transaction information about shareholders who hold their shares through an account with the Financial Intermediary (an “accountlet”)), that is to receive an information request;

2.	The Trust to be included, along with each Portfolio’s frequency trading policy, under surveillance for the Financial Intermediary;

3.	The frequency of supplemental data requests from the Transfer Agent;

4.	The duration of supplemental data requests (e.g. 60 days, 90 days); and

5.	The expected turnaround time for a response from the Financial Intermediary to an information request (including requests for supplemental data)

B.	Upon receipt of the foregoing information, the Trust, on behalf of its Portfolios as listed in Schedule A, hereby authorize and instruct the Transfer Agent to perform the following Services:

1.	Financial Intermediary Surveillance Schedules.

(a) Create a system profile and infrastructure based upon parameters set by the Trust to establish and maintain Financial Intermediary surveillance schedules and communication protocol/links.

(b) Initiate information requests to the Financial Intermediaries.

2.	Data Management Monitoring

(a) Monitor status of information requests until all supplemental data is received.

(b) If a Financial Intermediary does not respond to a second request from the Transfer Agent, the Transfer Agent shall notify the Trust for the Trust to follow-up with the Financial Intermediary.

3.	Customized Reporting for Market Timing Analysis

(a) Run information received from the Financial Intermediaries through TA2000 System functionalities (utilizing PowerSelect tables, Short Term Trader and Excessive Trader).

(b) Generate exception reports using parameters provided by the Trust.

4.	Daily Exception Analysis of Market Timing Policies for Supplemental Data Provided

(a) Review daily short-term trader exceptions, daily excessive trader exceptions, and daily supplemental data reconciliation exceptions.

(b) Analyze Financial Intermediary supplemental data (items), which are identified as “Potential Violations” based on parameters established by the Portfolios.

(c) Confirm exception trades and if necessary, request additional information regarding Potential Violations.

Schedule 1.2(i) - 1

5.	Communication and Resolution of Market Timing Exceptions

(a) Communicate results of analysis to the Trust or upon request of the Trust directly to the Financial Intermediary.

(b) Unless otherwise requested by the Trust and as applicable, instruct the Financial Intermediary to (i) restrict trading on the account, (ii) cancel a trade, or (iii) prohibit future purchases or exchanges.

(c) Update AWD Work Object with comments detailing resolution.

(d) Keep a detail record of all data exceptions and inquires with regards to potential violations.

6.	Management Reporting

(a) Provide periodic reports, in accordance with agreed upon frequency and content parameters, to the Trust. As reasonable requested by the Trust, the Transfer Agent shall furnish ad hoc reports to the Trust.

7.	Support Due Diligence Programs

(a) Update system watch list with pertinent information on trade violators.

(b) Maintain a detail audit trail of all accounts that are blocked and reason for doing so.

Schedule 1.2(i) - 2

SCHEDULE 2.1

THIRD PARTY ADMINISTRATOR(S) PROCEDURES

Dated: March 28th, 2008

1.	On each day on which both the New York Stock Exchange and the Trust are open for business (a “Business Day”), the TPA(s) shall receive, on behalf of and as agent of the Trust, Instructions (as hereinafter defined) from the Plan. Instructions shall mean as to each Portfolio (i) orders by the Plan for the purchases of Shares, and (ii) requests by the Plan for the redemption of Shares; in each case based on the Plan’s receipt of purchase orders and redemption requests by Participants in proper form by the time required by the term of the Plan, but not later than the time of day at which the net asset value of a Portfolio is calculated, as described from time to time in that Portfolio’s prospectus. Each Business Day on which the TPA receives Instructions shall be a “Trade Date.”

2.	The TPA(s) shall communicate the TPA(s)’s acceptance of such Instructions, to the applicable Plan.

3.	On the next succeeding Business Day following the Trade Date on which it accepted Instructions for the purchase and redemption of Shares, (TD+1), the TPA(s) shall notify the Transfer Agent of the net amount of such purchases or redemptions, as the case may be, for each of the Plans. In the case of net purchases by any Plan, the TPA(s) shall instruct the Trustees of such Plan to transmit the aggregate purchase price for Shares by wire transfer to the Transfer Agent on (TD+1). In the case of net redemptions by any Plan, the TPA(s) shall instruct the Trust’s custodian to transmit the aggregate redemption proceeds for Shares by wire transfer to the Trustees of such Plan on (TD+1). The times at which such notification and transmission shall occur on (TD+1) shall be as mutually agreed upon by each Portfolio, the TPA(s), and the Transfer Agent.

4.	The TPA(s) shall maintain separate records for each Plan, which record shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances. The TPA(s) shall maintain on behalf of each of the Plans a single master account with the Transfer Agent and such account shall be in the name of that Plan, the TPA(s), or the nominee of either thereof as the record owner of Shares owned by such Plan.

5.	The TPA(s) shall maintain records of all proceeds of redemptions of Shares and all other distributions not reinvested in Shares.

6.	The TPA(s) shall prepare, and transmit to each of the Plans, periodic account statements showing the total number of Shares owned by that Plan as of the statement closing date, purchases and redemptions of Shares by the Plan during the period covered by the statement, and the dividends and other distributions paid to the Plan on Shares during the statement period (whether paid in cash or reinvested in Shares).

Schedule 2.1 - 1

7.	The TPA(s) shall, at the request and expense of each Portfolio, transmit to the Plans prospectuses, proxy materials, reports, and other information provided by each Portfolio for delivery to its Shareholders.

8.	The TPA(s) shall, at the request of each Portfolio, prepare and transmit to each Portfolio or any agent designated by it such periodic reports covering Shares of each Plan as each Portfolio shall reasonably conclude are necessary to enable the Portfolio to comply with state Blue Sky requirements.

9.	The TPA(s) shall transmit to the Plans confirmation of purchase orders and redemption requests placed by the Plans; and

10.	The TPA(s) shall, with respect to Shares, maintain account balance information for the Plan(s) and daily and monthly purchase summaries expressed in Shares and dollar amounts.

11.	Plan sponsors may request, or the law may require, that prospectuses, proxy materials, periodic reports and other materials relating to each Portfolio be furnished to Participants in which event the Transfer Agent or each Portfolio shall mail or cause to be mailed such materials to Participants. With respect to any such mailing, the TPA(s) shall, at the request of the Transfer Agent or each Portfolio, provide at the TPA(s)’s expense a complete and accurate set of mailing labels with the name and address of each Participant having an interest through the Plans in Shares.

ALLIANZ FUNDS MULTI-STRATEGY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Andrew J. Meyers	By:	/s/ Mark Scovell

Name:	Andrew J. Meyers	Name:	Mark Scovell

Title:	Vice President	Title:	Senior Vice President

Schedule 2.1 - 2

SCHEDULE 3.1

FEES AND EXPENSES

Effective Date: March 28th, 2008

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee.

Asset Based Fees:*
Assets from $.01 to $15,000,000,000.00	.42 Basis Points
Assets from $15,000,000,000.01 to $30,000,000,000.00	.37 Basis Points
Assets from $30,000,000,000.01 to $40,000,000,000.00	.32 Basis Points
Assets from $40,000,000,000.01 to $50,000,000,000.00	.22 Basis Points
Assets from $50,000,000,000.01 to $100,000,000,000.00	.17 Basis Points
Assets from $100,000,000,000.01 to $150,000,000,000.00	.15 Basis Points
Assets greater than $150,000,000,000.00	.13 Basis Points

PAPS Fees:*

Assets from $.01 to $15,000,000,000.00	.10 Basis Points

Assets greater than $15,000,000,000.01	.075 Basis Points

Additional Annual Fees:

Disaster Recovery	$0.20 per open account

Regulatory Compliance	$100.00 per CUSIP

Foreign Shareholder Services	$0.25 per foreign account

Fiduciary Maintenance Fee	$ 10.00 per SSN

*	For purposes of the asset-based fee calculations, all assets under this Agreement shall be combined with the assets under the three separate Transfer Agency and Service Agreements each dated as of January 1, 1998, as amended to date, with Pacific Investment Management Company LLC acting on behalf of each of the PIMCO Variable Insurance Trust; the PIMCO Funds: Multi-Manager Series; and the PIMCO Funds: Pacific Investment Management Company and then the fee shall be applied to each Trust in a pro-rata manner based on each Trust’s representative percentage of the total assets.

Out-of-Pocket Expenses:

Out-of-pocket expenses are billed as incurred and include, but are not limited to: mailing expenses (statements, stationary, checks, certificates, sales literature, printing, postage, etc.), telecommunication expenses, audio response charges, equipment and software expenses (client-site only), programming expenses (charges necessary to establish consolidated statement), microfiche, freight, disaster recovery, FANMAIL, ACH bank charges, and all other expenses incurred on the trust’s behalf.

ALLIANZ FUNDS MULTI-STRATEGY TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Andrew J. Meyers	By:	/s/ Mark Scovell

Name:	Andrew J. Meyers	Name:	Mark Scovell

Title:	Vice President	Title:	Senior Vice President

Schedule 3.1 - 1

TRANSFER AGENCY AND SERVICES AGREEMENT

THIS AGREEMENT, dated as of this 9th day of November, 1998 (the “Effective Date”) between PIMCO Advisors L.P. (the “Administrator”), a Delaware limited partnership having its principal place of business at 800 Newport Center Drive, Newport Beach, CA 92660 and FIRST DATA INVESTOR SERVICES GROUP, INC. (“Investor Services Group”), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.

WITNESSETH

WHEREAS, the Administrator administers all of the operations of the PIMCO Funds; Multi-Manager Series (the “Fund”), a Massachusetts business trust that is registered with the Commission as an open-end management investment company, pursuant to an Administration Agreement between the Fund and the Administrator, and procures or provides for the procurement on behalf of the Fund, at the Administrator’s expense, certain services, including among others, transfer agency and recordkeeping services.

WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, and each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

WHEREAS, the Fund, on behalf of the Portfolios, desires to appoint Investor Services Group as its transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1 Definitions.

1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) “Articles of Incorporation” shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

(b) “Authorized Person” shall be deemed to include (i) any authorized officer of the Fund or the Administrator; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized by the Fund or the Administrator to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

(c) “Board Members” shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

(d) “Board of Directors” shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

(e) “Commission” shall mean the Securities and Exchange Commission.

(f) “Custodian” refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held, under the name or account of such a custodian, pursuant to a Custodian Agreement.

(g) “1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(h) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(i) “Oral Instructions” shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

(j) “Portfolio” shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

(k) “Prospectus” shall mean the most recently dated Fund Prospectus(es) and Statement of Additional Information(s), including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act, relating to the Shares.

(1) “Shares” refers collectively to such shares of Class A, B, C and D capital stock or beneficial interest, as the case may be, of each respective Portfolio of the Fund as may be issued from time to time.

(m) “Shareholder” shall mean a record owner of Shares of each respective Portfolio of the Fund.

(n) “Written Instructions” shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2 Appointment of Investor Services Group.

The Administrator, on behalf of the Fund and the Portfolios, hereby appoints and constitutes Investor Services Group as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Shares of the Portfolios and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. Nothing contained herein shall prevent the Administrator from appointing one or more sub-transfer agents from time to time.

Article 3 Duties of Investor Services Group.

3.1 Investor Services Group shall be responsible for:

(a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio (including provisions relating to signature guarantees), applicable law and the procedures established from time to time between Investor Services Group and the Fund and, if applicable, the National Securities Clearing Corporation.

(b) Recording the issuance of Shares and maintaining, pursuant to Rule l7Ad-l0(e) of the 1934 Act, a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the legality of the issue or sale of such Shares, which functions shall be the sole responsibility of the Administrator.

(c) In addition to providing the foregoing services, the Administrator hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule C for the fees also identified in Schedule C. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

(d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the propriety of the amount to be paid with respect to the redemption of any Shares; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the Shares.

3.2 Investor Services Group shall have no responsibility hereunder for the Fund’s compliance with state securities registration laws (“Blue Sky laws”) relating to purchase orders except that Investor Services Group shall maintain records in a manner that will enable the Fund to monitor the total number of shares of each Portfolio and of each class sold in each state or other jurisdiction and Investor Services Group shall report daily to the Administrator or its designee sales of each class of shares of each Portfolio by state; such reports to be in such format and transmitted in such manner as shall be requested by the Administrator.

3.3 Investor Services Group will make

3.4 Investor Services Group has developed a recordkeeping service link (“DCXchange(SM)”) between investment companies and benefit plan consultants (the (“Recordkeepers”) which administer employee benefit plans, including plans qualified under Section 401(a) of the Internal Revenue Code (the “Plans”). In connection therewith, Investor Services Group has entered into agreements with various Recordkeepers relating to the recordkeeping and related services performed on behalf of such Plans in connection with daily valuation and processing of orders for investment and reinvestment of assets of the Plans in various investment options available to the participants under such Plans (the “Participants”). The Fund desires to participate in the DCXchange(SM) Program and retain Investor Services Group to perform such services with respect to shares of the Funds held by or on behalf of the Participants as further described herein. Investor Services Group agrees to perform recordkeeping and related services for the benefit of the Plan Participants that maintain shares to the Fund through Plans administered by certain Recordkeepers. Investor Services Group shall subcontract with Recordkeepers to link the Investor Services Group recordkeeping system with the Recordkeepers (either manually or in an automated fashion), in order for the Recordkeepers to maintain Fund shares positions for each Participant. Fund positions of the Participants shall constitute open accounts for which the Administrator shall pay to Investor Services Group the annual fee specified in Schedule C, provided, however, the Administrator shall have no obligation to pay any fees to any Recordkeeper pursuant to the DCXchange(SM) Program. Investor Services Group shall provide during normal business hours the Administrator and its agents with such access as the Administrator shall request to the records of Investor Services Group and the Plans to enable the Administrator to verify to its satisfaction any amount owing hereunder. Any Plan which is not currently purchasing Shares from the Fund must invest at least $1 million in the aggregate in the Portfolios to be entitled to purchase Shares from the Fund at net asset value.

3.5 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4 IMPRESSNet Services.

4.1 In addition to the services rendered by Investor Services Group as set forth in this Agreement, Investor Services Group agrees to provide the following services:

(a) In accordance with the written procedures established between the Fund and Investor Services Group, enable the Fund and its Shareholders to utilize the Internet in order to access Fund information maintained by Investor Services Group through the use of the Investor Services Group Web Transaction Engine and Secure Net Gateway;

(b) allow the Shareholders to perform account inquiries and transactions through IMPRESSNet; and

(c) maintenance of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine.

4.2 In connection with the IMPRESSNet services provided by Investor Services Group hereunder, the Fund shall be responsible for the following:

(a) establishment and maintenance of the Fund Home Page on the Internet;

(b) services and relationships between the Fund and any third party on-line service providers to enable the Shareholders to access the Fund Home Page; and

(c) provide Investor Services Group with access to and information regarding the Fund Home Page in order to enable Investor Services Group to provide the services contemplated hereunder.

Article 5 Recordkeeping and Other Information.

5.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder, including records required by Section 31(a) of the 1940 Act and as set forth in Schedule B in accordance with all applicable laws, rules and regulations. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

5.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and wi1l be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund’s request.

5.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will use its best efforts to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel (as contemplated by Section 6.2 hereof) in writing that it may be held liable for the failure to comply with such request and shall promptly notify the Fund of any such action and advice.

Article 6 Fund Instructions.

6.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions in accordance with the standard of care set forth in Section 12 and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund or the Administrator. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

6.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and shall notify the Administrator when seeking such advice. Investor Services Group shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the written opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

6.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund’s failure to so confirm shall not impair in any respect Investor Services Group’s right or obligation to rely on Oral Instructions.

Article 7 Compensation.

7.1 The Administrator will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

7.2 In addition to those fees set forth in Section 7.1 above, the Administrator agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

7.3 The Administrator agrees to pay all fees and out-of-pocket expenses to Investor Services Group by Federal Funds Wire or check within forty-five (45) business days following the receipt of the respective invoice. In addition, with respect to all fees under this Agreement, Investor Services Group may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any past due invoiced amounts, provided however, the foregoing service fee shall not apply if the Administrator in good faith legitimately disputes any invoice amount in which case the Administrator shall do the following within thirty (30) days of receipt: (a) pay Investor Services Group the undisputed amount of the invoice; and (b) provide Investor Services Group a detailed written description of the disputed amount and the basis for the Administrator’s dispute with such amount. In addition, the Administrator shall cooperate with Investor Services Group in resolving disputed invoice amounts and then promptly paying such amounts determined to be due.

7.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C a revised Fee Schedule executed and dated by the parties hereto.

Article 8 Documents.

In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article 9 Transfer Agent System.

9.1 Investor Services Group shall retain title to and ownership of any and all computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the “Investor Services Group System”).

9.2 Investor Services Group hereby grants to the Administrator and the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

9.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund, is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on- line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 10 Representations and Warranties.

10.1 Investor Services Group represents and warrants to the Administrator that:

(a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

(b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

(c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

(d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

(e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

(f) all equipment, services and software provided by Investor Services Group (or by its third party suppliers) in connection with the services rendered to the Fund under the terms of this Agreement, as amended, include or shall include design and performance capabilities so that prior to, during, and after the calendar year 2000, they will not malfunction, produce invalid or incorrect results, or abnormally cease to function due to the year 2000 date change. Such design and performance capabilities shall include without limitation the ability to recognize the century and to manage and manipulate data involving dates, including single century and multi-century formulas and date values, without resulting in the generation of incorrect values involving such dates or causing an abnormal ending; date data interfaces with functionalities and data fields that indicate the century; and date-related functions that indicate the century and, if any changes are required, Investor Services Group will make the changes to its equipment, services and software in a commercially reasonable time frame and will require third party suppliers to do likewise.

10.2 The Administrator represents and warrants to Investor Services Group that:

(a) it is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

(b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

(c) all proceedings required by said Articles of Incorporation, By- Laws and applicable laws have been taken to authorize it to enter into this Agreement;

(d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

(e) all outstanding Shares are validly issued, fully paid and non- assessable and when Shares are hereafter issued in accordance with the terms of the Fund’s Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

10.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE ADMINISTRATOR OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 11 Indemnification.

11.1 Investor Services Group shall not be responsible for and the Administrator shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys’ fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a “Claim”) arising out of or attributable to any of the following:

(a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

(b) Investor Services Group’s reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group’s duties and obligations hereunder;

(c) the non-negligent reliance on, or the non-negligent implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

(d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

(e) the Administrator’s refusal or failure to comply with the terms of this Agreement, or any Claim which arises solely out of the Administrator’s negligence or misconduct or the breach of any representation or warranty of the Administrator made herein.

11.2 The Administrator and the Fund shall not be responsible for and Investor Services Group shall indemnify and hold the Administrator and the Fund harmless from and against any and all Claims which result (i) from Investor Services Group’s refusal or failure to comply with the terms of this Agreement; (ii) solely from the negligence, bad faith or willful misconduct of Investor Services Group in the performance of its duties hereunder; (iii) solely from the negligence, bad faith or willful misconduct of any Recordkeeper in connection with the DCXchange(SM) program; (iv) the breach of any representation or warranty of Investor Services Group made herein; and/or (v) from the negligence, bad faith or willful misconduct of Investor Services Group or any third party retained by Investor Services Group to maintain redemption and disbursement bank accounts used to provide the services described herein.

11.3 In any case in which either party (the “Indemnifying Party”) may be asked to indemnify or hold the other (the “Indemnified Party”) harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, except that the failure of the Indemnified Party to so notify the Indemnifying Party will relieve the Indemnifying Party of its indemnity obligation with respect to the action to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. In addition, the Indemnified Party shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent. The obligations of the parties hereto under this Article 11 shall survive the termination of this Agreement.

11.4 Any claim for indemnification under this Agreement must be made prior to the later of:

(a) one year after the Indemnified Party becomes aware of the event for which indemnification is claimed; or

(b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

11.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 11 shall be Investor Services Group’s sole and exclusive remedy for claims or other actions or proceedings to which the Administrator’s indemnification obligations pursuant to this Article 11 may apply.

Article 12 Standard of Care.

12.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Administrator and/or the Fund unless said errors are caused by Investor Services Group’s breach of a representation, warranty or covenant or own negligence, bad faith or willful misconduct or that of its employees or its agents.

12.2 Notwithstanding any provision in this Agreement to the contrary, Investor Services Group’s cumulative liability (to the Administrator and/or the Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed (i) the fees received by Investor Services Group for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage: or (ii) if this Agreement has not been in effect for twelve months. $2,000,000. The Administrator understands the limitation on Investor Services Group’s damages to be a reasonable allocation of risk and the Administrator expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

12.3 Any costs or losses incurred by the Administrator for the processing of any purchase, redemption, exchange or other share transactions at a price per share other than the price per share applicable to the effective date of the transaction as provided by the Administrator (the foregoing being generally referred to herein as “as of” transactions) will be handled in the following manner:

(a) For each calendar year, if all “as of” transactions for the year that are a result of incorrect processing by Investor Services Group, taken in the aggregate, result in a net loss to the Administrator (“net loss”), Investor Services Group will reimburse the Administrator for such net loss within 30 days after the end of such calendar year. However, if at any time during any calendar year, all “as of” transactions, taken in the aggregate, result in a net loss to the Administrator in excess of $50,000, Investor Services Group will immediately reimburse the Administrator for such net loss. In either case, Investor Services Group’s obligation to reimburse the Administrator will be reduced or eliminated with the application of a “net benefit” to the Administrator carried over from prior calendar years pursuant to sub paragraph (b) immediately below.

(b) For each calendar year, if all “as of” transactions for the year that are a result of incorrect processing by Investor Services Group, taken in the aggregate, result in a net benefit to the Administrator (“net benefit”), the Administrator shall not reimburse Investor Services Group for the amount of such net benefit; however, any “net benefit” for any calendar year may be used to offset, in whole or in part, any “net loss” suffered by the Administrator in any future calendar year so as to reduce the amount by which Investor Services Group shall be required to reimburse the Administrator for such “net loss” in such year pursuant to sub-paragraph (a) immediately above.

(c) Any “net loss” for which Investor Services Group reimburses the Administrator in any calendar year shall not be carried over into future years so as to offset any “net benefit” in such future years.

12.4 Each party shall have the duty to mitigate damages for which the other party may become responsible.

12.5 Investor Services Group shall maintain an insurance policy or surety bond, in the face amount of $10 million per covered transaction against losses suffered by Investor Services Group in excess of the policy deductibles arising from errors or omissions on the part of Investor Services Group in carrying out its responsibilities under this Agreement. Investor Services Group shall furnish promptly to the Administrator copies of all insurance policies maintained pursuant to this Section 12 that have not previously been furnished to the Administrator. Investor Services Group shall direct its insurers to provide the Administrator with at least 30 days’ written notice of any cancellation of any policy maintained to satisfy Section 12. In addition, Investor

Services Group shall promptly provide the Administrator with a copy of any amendment of any such policy.

Article 13 Consequential Damages.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 14 Term and Termination.

14.1 This Agreement shall be effective and be binding on the parties on the date first written above (the “Effective Date”), provided however, the parties acknowledge that the conversion of all of the transfer agent services with respect to the Fund to Investor Services Group is scheduled to take place on or about December 5, 1998. This Agreement shall continue for a period of five (5) years from December 5, 1998 (the “Initial Term”)

14.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years (“Renewal Terms”) each, unless the Administrator or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

14.3 In the event a termination notice is given by the Administrator, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Administrator.

14.4 In the event that Investor Services Group has failed to meet a specific performance standard category, as set forth in Exhibit 1 of Schedule A, in four of any rolling six one-month periods, the Administrator may give written notice thereof to Investor Services Group, and if such failure shall not have been remedied within thirty (30) days after such written notice is received, then the Administrator may terminate this Agreement without penalty by giving thirty (30) days written notice of such termination to Investor Services Group. Notwithstanding the foregoing, the Administrators’ rights under this Section 14.4, shall not become effective until ninety (90) days after the commencement of the services by Investor Services Group hereunder. In addition, for purposes of the Administrator’s option to terminate this Agreement under this Section 14.4, Investor Services Group’s obligation to meet the Performance Standards shall be measured in the aggregate with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services. Unless the Administrator provides Investor Services Group with notice of the Administrator’s intent to exercise this option within 60 days of the occurrence, the Administrator shall have waived its option to terminate under this provision. In the event that the Administrator terminates this Agreement pursuant to this Section 14.4, such termination of this Agreement shall not constitute a waiver by the Administrator of any other rights it might have under this Agreement or otherwise against Investor Services Group.

14.5 Except as otherwise provided in Section 14.4, if a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a “Defaulting Party”), the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of- pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

14.6 Notwithstanding anything contained in this Agreement to the contrary, should the Administrator desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing and except as provided in Section 14.7 below, should services be converted to a successor service provider, or if the Portfolios are liquidated or their assets merged or purchased or the like with another entity which does not utilize the services of Investor Services Group, the payment of fees to Investor Services Group as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

14.7 In addition to the foregoing, after the first anniversary of this Agreement, the Administrator may pursuant to this Section 14.7 terminate this Agreement upon twelve (12) months prior written notice to Investor Services Group if there is an acquisition, change of control (as defined under the 1940 Act), merger, or consolidation involving the Fund. In connection with the foregoing, the Administrator shall be responsible for all costs associated with the termination of the Agreement and, if the conversion occurs during the Initial Term, shall, prior to the conversion to the successor service provider, pay to Investor Services Group an amount equal to the pro rata portion (based upon the assets of the Fund involved compared to the total assets of the Fund and the Other Fund as defined below) of unrecouped capitalized costs associated with the conversion expenses incurred by Investor Services Group as described in Section B.1 of Schedule C. For purposes of such calculation, the capitalized costs associated with the conversion expenses shall be deemed to be recouped on a straight line basis over the Initial Term.

14.8 The Fund is part of PIMCO Funds which also includes PIMCO Funds: Pacific Investment Management Series (the “Other Fund”). The administrator for the Other Fund has entered into a substantially similar Transfer Agency and Services Agreement (the “Related Agreement”) with Investor Services Group. If either party to the Related Agreement gives notice of termination thereunder, such notice shall also constitute notice of termination hereunder on the same terms and conditions unless the Administrator hereunder gives notice to Investor Services Group to the contrary.

Article 15 Additional Portfolios

In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Administrator desires to have Investor Services Group render services as transfer agent under the terms hereof, the Administrator shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional Portfolios.

Article 16 Confidentiality

16.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively “Proprietary Information”) are confidential information of the parties and their respective licensors. The Administrator and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Proprietary Information of the other as it would exercise to protect its own confidential information of a similar nature. The Administrator and Investor Services Group shall not duplicate, sell or disclose to others the Proprietary Information of the other, in whole or in part, without the prior written permission of the other party. The Administrator and Investor Services Group may, however, disclose Proprietary Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Proprietary Information is not duplicated or disclosed in breach of this Agreement. The Administrator and Investor Services Group may also disclose the Proprietary Information to their agents, auditors, professional advisors and their appropriate regulatory authorities. Notwithstanding the previous sentence, in no event shall either the Administrator or Investor Services Group disclose the Proprietary Information to any competitor of the other or to any Recordkeeper without specific, prior written consent. Notwithstanding anything else in this Agreement, it is understood and agreed that, without any further consent of Investor Services Group, the Administrator will on behalf of the Fund cause a copy of this Agreement, minus the prices and rates on Schedule C to be filed with the Commission and such action shall not constitute a violation of this Agreement.

16.2 Proprietary Information means:

(a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Administrator or the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients (including, but not limited to information contained in the Shareholder records maintained by Investor Services Group on behalf of the Administrator hereunder) and suppliers of any of them;

(b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Administrator or the Fund or Investor Services Group a competitive advantage over its competitors; and

(c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

16.3 Proprietary Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

16.4 The obligations of confidentiality and restriction on use herein shall not apply to any Proprietary Information that a party proves:

(a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

(b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

(c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

(d) Is required to be disclosed by law or in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

(e) is required by any appropriate regulatory authority having jurisdiction over the disclosing party; or

(f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 17 Force Majeure.

No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; or (iv) nonperformance by a third party or any similar cause beyond the reasonable control of such party, provided that such third party is not a subcontractor engaged by Investor Services Group as provided in Article 18 or a third party supplier described in Section 10.1(f). In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use its best efforts to recommence performance or observance as soon as practicable.

Article 18 Assignment and Subcontracting.

This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party; provided, however, that either party may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group and Investor Services Group shall be liable for all actions and in-actions of such subcontractors, including Recordkeepers, as if all services were performed by Investor Services Group without any substitution.

Article 19 Notice.

Any notice or other instrument authorized or required by this Agreement to be given in writing to the Administrator or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Administrator and/or the Fund:

PIMCO Advisors L.P.

2187 Atlantic Street

Stamford, CT 06902

Attn: Executive Vice President

To Investor Services Group:

First Data Investor Services Group, Inc.

4400 Computer Drive

Westboro, Massachusetts 01581

Attention: President

with a copy to Investor Services Group’s General Counsel

Article 20 Governing Law/Venue.

The laws of The Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this Agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Administrator hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22 Captions.

The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23 Publicity.

Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement, or to the parties to the Agreement, or any of their respective affiliates, or to the transactions contemplated by it, including the DCXchange(SM) Program without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24 Relationship of Parties/Non-Solicitation.

24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

24.2 During the term of this Agreement and for one (1) year afterward, the Administrator shall not recruit, solicit, employ or engage, for the Administrator or others, Investor Services Group’s employees.

Article 25 Entire Agreement; Severability.

25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party’s waiver of a breach of any term or condition in this Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26 Miscellaneous.

The Administrator and Investor Services Group agree that the obligations of the Administrator and Fund, if any, under the Agreement shall not be binding upon any of the Board Members, shareholders, partners, nominees, officers, employees or agents, whether past, present or future, of the Administrator and the Fund individually, but are binding only upon the assets and property of the Administrator, as provided in the Articles of Incorporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

PIMCO ADVISORS L.P.

By:	/s/

Title:	Executive VP

FIRST DATA INVESTOR SERVICES GROUP, INC.

By:	/s/ Debralee Goldberg

Title:	SVP

SCHEDULE A

LIST OF PORTFOLIOS

Fund Name

Balanced

Capital Appreciation

Emerging Markets

Equity Income

Growth

Hard Assets

Innovation

International

International Developed

Mid-Cap Growth

Opportunity

Precious Metals

Renaissance

Small-Cap Value

Target

Tax-Efficient Equity

Value

Value 25

Asset Allocation Series 90/10 Portfolio

Asset Allocation Series 60/40 Portfolio

Asset Allocation Series 30/70 Portfolio

Schedule A - 1

SCHEDULE B

DUTIES OF INVESTOR SERVICES GROUP

1. Shareholder Information.

Investor Services Group shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification number, dividend and capital gain distribution choices and which shall indicate whether such Shares are held in certificates or uncertified form.

2. Shareholder Services.

Investor Services Group shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Administrator.

3. Share Certificates.

(a) At the expense of the Administrator, the Administrator shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Administrator agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

(b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Administrator and Investor Services Group as obligees under the bond.

(c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

4. Mailing Communications to Shareholders: Proxy Materials.

If requested by the Administrator, Investor Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund’s meetings of Shareholders or, if requested by the Administrator, deliver a list of the names and addresses of Shareholders in the form reasonably specified by the Administrator to a third party which has been engaged by the Administrator to do the mailing. In connection with meetings of Shareholders, Investors Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

5. Sales of Shares.

(a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Administrator or the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued.

(b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will: (i) give prompt notice of such return to the Administrator or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Investor Services Group and the Administrator may from time to time deem appropriate.

Schedule B - 1

6. Transfer and Repurchase.

(a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund’s Prospectus.

(b) Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as shall be specified by the Administrator.

(c) Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine in accordance with the Prospectus. Investor Services Group also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized in accordance with the Prospectus, and, if consistent with the Prospectus, it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

(d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Administrator or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(e) Investor Services Group shall upon receipt of the monies provided to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Administrator.

(f) Investor Services Group shall not process or effect any repurchase with respect to Shares of a Portfolio after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of such Portfolio.

7. Dividends.

(a) Upon the declaration of each dividend and each capital gains distribution by the Fund with respect to Shares of a Portfolio, the Administrator shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

(b) On or before the payment date specified in such Written Instructions from the Administrator, the Administrator will provide Investor Services Group with sufficient cash to make payment to the Shareholders of record as of such payment date.

(c) If Investor Services Group does not receive sufficient cash from the Administrator to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Administrator, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

8. Retirement Plans.

In connection with the individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an “IRA” and, collectively, the “IRAs”) within the meaning of Section 408 of the Internal Revenue Code of 1986, as amended

Schedule B - 2

(the “Code”) offered by the Fund for which contributions of the Funds’ shareholders (the “Participants”) in the IRA’s are invested in shares of the Funds, Investor Services Group shall provide the following administrative services in addition to those services described herein:

(a) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

(b) Record method of distribution requested and/or made:

(c) Receive and process designation of the beneficiary forms;

(d) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(e) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and

(f) Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

9. Lost Shareholders.

(a) Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and l7Ad-17 of the 34 Act (the “Lost Shareholder Rules”), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

(i) documentation of electronic search policies and procedures;

(ii) execution of required searches;

(iii) creation and mailing of confirmation letters;

(iv) taking receipt of returned verification forms;

(v) providing confirmed address corrections in batch via electronic media;

(vi) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(vii) preparation and submission of data required under the Lost Shareholder Rules.

10. Miscellaneous.

In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

Schedule B - 3

Exhibit 1 of Schedule B

Performance Standards

Investor Services Group will use a statistical sampling as a percentage of transactions processed through the transaction processing and quality control units of Investor Services Group providing services to the Administrator and the Fund and will track and report to the Administrator on the accuracy of the transaction processed. Examining the sampling against predetermined Investor Services Group criteria for accuracy, Investor Services Group will provide an accuracy rate as represented by “percent” measured to the last Friday of each month from the last Friday of the previous month. The Administrator reserves the right to inspect, or have a third party inspect, the Quality Assurance procedures and documentation and all documents reviewed and considered in determining the accuracy of processing.

I. Transaction Processing

Manual Data Entry - Investor Services Group provides a manual data entry service to the Fund for establishing new Shareholder accounts and monitoring existing account records.

Investor Services Group’s Objective - Investor Services Group’s objective is to establish new accounts with a data accuracy rate of 95%. Investor Services Group’s objective is to process all other financial transactions with a data accuracy rate of 98%.

Accuracy

Turnaround* Standard

A. New Accounts

•	PurchasesR95%
•	ExchangesR98%
•	Transfer R+4 98%

B. Purchases

•	Directs (Money

Mkt. Funds) R98%

•	Directs (All other

Funds R98%

•	Wire Orders

(Placement) R98%

•	Wire Orders

(Settlement) R98%

C. Redemptions

•	Direct R98%
•	Wire Orders R98%

Accuracy

Turnaround* Standard

D. Exchanges R 98%

E. Transfers R+4 98%

F. Maintenance R+4 95%

G. Adjustments

•	Priority R+l 98%
•	Non-Priority R+4 98%
•	OCF Cancel/Rebill R+l 98%

Exhibit 1 of Schedule B - 1

II. Shareholder Services

Timeliness of Research Requests - Investor Services Group will provide a research and problem resolution service to the Shareholders. On a daily basis, the Administrator will communicate research requests to Investor Services Group.

Investor Services Group’s Objective - Investor Services Group’s objective is to accurately respond to 98% of the research requests within the periods set forth below.

Financial: Complete within 72 hours

Non-Financials: Complete within 120 hours

With respect to e:mail inquires, Investor Services Group agrees attempt to complete within 24 hours and to monitor and review volumes for a period of sixty (60) days, after which the parties shall mutually agree on a specific performance standard.

Accuracy

Turnaround* Standard

A. Research

•	Priority (Financial) R+3 n/a
•	Non-Priority(Non- R+5 n/a Financial)
•	TranscriptsR+9 n/a

B. Correspondence

•	Priority (Financial) R+3 98%
•	Non-Priority (Other) R+5 98%

Schedule B - 2

III. Print/Mail Administration

Accuracy and Timeliness of Shareholder Statements

Service Description - Based on the mail frequency of the Fund, Investor Services Group will produce and mail periodic statements to Shareholders.

Investor Services Group’s Objective - Investor Services Group’s objective is to manage this service so that 98% of all Statements from the Fund are accurate and are mailed no later than five (5) business days after receipt of all necessary data from the Fund of the Fund’s third party service provider. Data received prior to 12:00 p.m. shall be deemed to be received on that business day - data received after 12:00 p.m. shall be deemed received on the following business day.

Accuracy and Timeliness of Daily Advice Mailings

Service Description - Investor Services Group will produce and send, deliver or distribute an advice to the Shareholder’s account, except where suppressed pursuant to instructions received from the Administrator.

Investor Services Group’s Objectives - Investor Services Group’s objective is to manage this service so that 98% of such advices are accurate and are mailed no later than two (2) business days following the date of the transaction.

Timeliness of Distribution Checks and Dividend Mailings

Service Description - Periodically, Investor Services Group will create and mail checks for Fund’s respective Shareholders.

Investor Services Group’s Objectives - Investor Services Group’s objective is to manage this service so that 98% of such advices are accurate and are mailed no later than two (2) business days following the date of the transaction.

Accuracy

Turnaround* Standard

A. Shareholder Statements

Mailed R+5 98%

B. Duplicate Confirm.

Mailed R+2 98%

Accuracy

Turnaround* Standard

C. Daily Checks Mailed

(include, redemptions SWP’s & replacements)R+l98%

D. Periodic Checks Mailed R+298%

*R= Date of Receipt in good order

IV. Data Center Services

A. Response Time - An average of 98% of all inquiries into the Investor Services Group Mainframe system (CICS entries) on Business Days from 8:00 a.m. to 8:00 p.m. eastern time (“Business Hours”) during a calendar month will have a response time of three (3) seconds or less.

Schedule B - 3

B. On-line Systems Availability - The On-Line System will be available for inquiry and data entry at least 96% of the time during Business Hours, measured on a calendar month basis.

V. Quality Assurance.

Investor Services Group will use a statistical sampling of transactions processed through the transaction processing and the quality control units of Investor Services Group providing services to the Funds and will track and report on a weekly and monthly basis to the Funds on the accuracy of the transactions processed. Examining the sampling against pre-determined Investor Services Group criteria for accuracy, Investor Services Group will achieve the preceding quality assurance levels identified in the Accuracy Standard Column above, measured monthly by their independent Quality Assurance Department.

VI. Financial Control

Service Description:

Investor Services Group will provide daily fund settlement reports to the Fund’s accounting and custodian service providers. Investor Services Group will reconcile the Fund’s Demand Deposit Accounts on a daily basis, including investments and disbursements. Acceptable DDA Item Exceptions beyond five days include:

•	Client Originated Item
•	Shareholder Reclaim
•	Bank (Cash Manager Error)
•	Shareholder Fraudulent Activity
•	Fed Wire Recall
•	Miscellaneous Funding Issues with Shareholder, Cash Manager, or Custodian

Investor Services Group’s Objectives:

Investor Services Group’s objective is to reconcile all demand deposit account (“DDA”) transactions within five (5) business days of the transaction post date. Any exceptions, including items greater than five (5) business days, will be reported to the Administrator with a general item description. Any exception must be approved by the Administrator to be considered within standard

Schedule B - 4

Exhibit 2 of Schedule B

Procedures for Voice Initiated Transactions

1. Definitions. The following terms used in this Agreement shall have the following meanings:

a. “Voice-initiated Transaction” means any Voice-initiated Redemption, Voice-initiated Election, or Voice-initiated Exchange.

b. “Voice-initiated Redemption” means any redemption of shares issued by an Investment Company (as defined in the 40 Act) which is requested by voice over the telephone.

c. “Voice-initiated Election” means any election concerning dividend options available to Fund shareholders which is made by voice over the telephone.

d. “Voice-initiated Exchange” means any exchange of shares in a registered account of one Portfolio into shares in an identically registered account of another Portfolio in the same complex pursuant to exchange privileges of the two Portfolios, which exchange is requested by voice over the telephone.

e. “Designated procedures” means the following procedures:

(1) Election in Application: No Voice-initiated Redemption shall be executed unless the Shareholder(s) to whose account such a Voice-initiated redemption relates has previously elected in writing to permit such Voice-initiated Redemption.

(2) Recordings: All Voice-initiated Transaction requests shall be recorded, and the recordings shall be retained for at least six (6) months.

(a) Information contained on the recordings shall be capable of being retrieved through the following methods:

A trade ticket is prepared for each call which states an Index No., the time and the phone line on which the call is received. For retrieval, the trade ticket is recalled, then the specific tape and call.

(b) Information contained on the recordings shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent.

(3) Identity Test: The identity of the caller in any request for a Voice-initiated Redemption shall be tested before executing that Voice-initiated Redemption, using the following test:

Tax ID name and address

(4) Written Confirmation: A written confirmation of any Voice- initiated Transaction and of any change of the record address of a Fund shareholder made over the telephone shall be mailed to the shareholder(s) to whose account such Voice-initiated Transaction or change of address relates, at the original record address (and, in the case of such change of address, at the changed record address) by the end of the Insured’s next regular processing cycle, but no later than five (5) business days following such Voice-initiated Transaction or change of address. For the purposes hereof, `regular processing cycle’ means the 24- hour period commencing upon receipt of such Voice-initiated Transaction or change of the record address.

Exhibit 2 of Schedule B

SCHEDULE C

FEE SCHEDULE

A. FEES

1. Annual Per Account Fees:

Networking Accounts (1,2,3,4): $ 5.75 per account

Non-Networking Accounts: $15.00 per account

Closed Accounts $2.00 per closed account

2. SALESStars: $100,000 per year to cover the cost of one programming full time employee (“FTE”) for SALEStars server support, subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement. Customized enhancements of SALESStars shall be provided at the rates set forth in Section 10(b) of this Schedule C. Investor Services Group and the Administrator agree to review the need for programming support for the SALEStars server on an annual basis.

3. NSCC Fees: No Charge

4. DAZL:

Base Product: $17,000 set-up fee

No charge for transmission of transaction or price records

DAZL Direct/DAZL Interactive: $1,000 per month

(including Sungard and $.025 per transaction record transmitted Charles Schwab & Co., $.015 per price record transmitted Inc. processing)

5. VRU$25,000 set-up fee

$ 6,000 year

*$.23 per minute

*$.10 per call

6. Cost Basis Forms:No Charge

7. DCXchange(SM): $4.00 per Plan Participant Account

*ISG and the Administrator agree to review these rates annually to determine whether they should be annually adjusted or not adjusted at all.

8. IMPRESSNet:

Development Fees: $135.00 per hour

Reviewing client network requirements and signing off on the requirements

Recommending method of linking to the Web Transaction Engine

Installing the network hardware and software

Implementing the network connectivity

Testing the network connectivity and performance

Customized Development

Transaction Fees:

Account Inquiries: $.05 per inquiry * 50,000 inquiries per month

$.35 per inquiry ** 50,000 inquiries per month

Financial Transactions:

$.50 per trans * 25,000 trans per month

Schedule C - 1

$.35 per trans ** 25,000 trans per month

* less than

** greater than

9. Fiduciary Fees (Retirement Plan account processing):

No Charge

10. Lost Shareholder Search/Reporting: $2.75 per account search*

* the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. (“KTI”) to provide KTI’s “In-Depth Research Program” services.

Except as otherwise set forth above, after the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year. upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average. All items (unadjusted)- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator’s monthly fees (or since the Effective Date in the case of the first such adjustment).

11. Programming Costs:

(a) Dedicated Team:

Programmer $100,000 per annum

BSA$ 85,000 per annum

Tester $ 65,000 per annum

(b) System Enhancements (Non Dedicated Team):

Programmer $150.00 per hour

The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

12. Print/Mail Fees.

(a) Standard Services.

Implementation Fee:

$ 5000.00

$ 150.00 / hr. Multi-check and Non Standard

Testing Application or Data Requirements:

$3.00 / fax to client or Record Keeper

Work Order:

$15.00 per work order

Daily Work (Confirms):

Hand: $71/K with $75.00 minimum (includes 1 insert)

$0.07/each additional insert

Machine: $42/K with $50.00 minimum (includes 1 insert)

$0.01/each additional insert

Schedule C - 2

Daily Checks:

Hand: $91/K with $100.00 minimum daily (includes insert)

$0.08/each additional insert

Machine: $52/K with $75.00 minimum (includes 1 insert)

$0.01/each additional insert

*	There is a $3.00 charge for each 3606 Form sent.

Statements:

Hand: $78/K with $75.00 minimum (includes 1 insert)

$0.08/each additional insert

$125/K for intelligent inserting

Machine: $52/K with $75.00 minimum (includes 1 insert)

$0.01 each additional insert

$58/K for intelligent inserting

Periodic Checks:

Hand: $91/K with $100.00 minimum (includes 1 insert)

$0.08/each additional insert

Machine: $52/K with $100.00 minimum (includes 1 insert)

$0.01/each additional insert

12B1/Dealer Commission Checks/Statements:

$0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements:

$78/K with $75.00 minimum

Listbills:

$0.78 per envelope with $75.00 minimum

Printing Charges: (price ranges dependent on volumes)

$0.08/per confirm/statement/page

$0.10/per check

Folding (Machine):

$18/K

Folding (Hand):

$.12 each

Presort Charge:

$0.277 postage rate

Schedule C - 3

$0.035 per piece

Courier Charge:

$15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:

$3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:

$20.00 for each inventory location as of the 15th of the month

Inventory Receipt:

$20.00 for each SKU / Shipment

Hourly work: special projects, opening envelopes, etc.:

$24.00 per hour

Special Pulls:

$2.50 per account pull

Boxes/Envelopes:

Shipping boxes $0.85 each

Oversized Envelopes $0.45 each

Forms Development/Programming Fee:

$100/hr

Systems Testing:

$85/hr

Cutting Charges:

$10.00/K

(b) Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

Work Order:

$30.00 per Work order

Schedule C - 4

Daily Work (Confirms):

Hand:$135.00 to create an admark tape

  $10.00/K to zip + 4 data enhance with $125.00 minimum

  $80.00/hr for any data manipulation

  $6.00/K combo charge

Admark & Machine Insert

#10, #11, 6x9

  $62/K to admark envelope and machine insert 1 piece, with $125.00 minimum

  $2.50/K for each additional insert

  $38/K to admark only with $75.00 minimum

  $25.00/K hand sort

9x12

  $100/K to admark envelope and machine insert 1 piece, with $125.00 minimum

  $5.00/K for each additional insert

  $38/K to admark only with $75.00 minimum

  $0.08 for each hand insert

Admark & Hand Insert

#10, #11, 6x9

  $0.08 for each hand insert

  $25.00/K hand sort

9x12

  $0.09 for each hand insert

  $25.00/K hand sort

  Pressure/Sensitive Labels:

  $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum

  $0.08 for each hand insert

  $0.10 to affix labels only

  $0.10 to create labels only

  Legal Drop:

  $150.00 / compliant legal drop per job and processing fees

  Presort Fee:

  $0.035 per piece

B. MISCELLANEOUS

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund’s current transfer agent to Investor Services Group shall be borne by Investor Services Group.

2. Fee Credit. Investor Services Group shall provide a monthly credit of $35,000 against the total monthly invoiced amount from Investor Services Group with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services.

Schedule C - 5

3. Cash Management Services. Investor Services Group shall maintain various demand deposit accounts (“DDA’s”) with a third party cash management services provider in order to facilitate the services being provided by Investor Services Group. Investor Services Group agrees to assume responsibility for all fees charged by the cash management services provider, provided however, Investor Services Group shall retain any and all investment income and/or related credits derived from maintaining such DDA’s.

Schedule C - 6

SCHEDULE D

OUT-OF-POCKET EXPENSES

The Administrator shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

•	Microfiche/microfilm production

•	Magnetic media tapes and freight

•	Printing costs, including certificates, envelopes, checks and stationery

•	Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Administrator

•	Due diligence mailings

•	Telephone and telecommunication costs, including all lease, maintenance and line costs

•	Ad hoc reports - First 10 reports at no cost, reports in excess of 10 shall be billed at $50 per hour with a $50 minimum per report

•	Proxy solicitations, mailings and tabulations

•	Daily & Distribution advice mailings

•	Shipping, Certified and Overnight mail and insurance

•	Year-end form production and mailings

•	Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

•	Duplicating services, if requested by the Administrator

•	Courier services

•	Overtime, as approved by the Administrator

•	Temporary staff, as approved by the Administrator

•	Travel and entertainment, as approved by the Administrator

•	Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors

•	Third party audit reviews (shared pro rata with other Investor Services Group clients)

•	Ad hoc SQL time, if requested by the Administrator

•

Such other miscellaneous out-of-pocket expenses reasonably incurred by Investor Services Group with the advance approval of the Administrator in performing its duties and responsibilities under this Agreement.

The Administrator agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Administrator will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Administrator and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

Schedule D - 1

SCHEDULE E

FUND DOCUMENTS

•	Certified copy of the Articles of Incorporation of the Administrator, as amended

•	Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

•	All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

•

Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Fund

•

All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

Schedule E - 1

FORM OF AMENDMENT NUMBER 1 TO THE TRANSFER AGENCY AGREEMENT

THIS AMENDMENT, dated as of this 20th day of July, 1999 is made to the Transfer Agency Agreement (the “Agreement”) dated as of November 9, 1998 between PIMCO Advisors L.P. (the “Administrator”) and FIRST DATA INVESTOR SERVICES GROUP, INC. (“Investor Services Group”).

WITNESSETH

WHEREAS, in addition to Shareholders, the Administrator desires to enable Financial Planners to access certain Fund and Shareholder information maintained by Investor Services Group on behalf of the Fund on the Investor Services Group System through the use of the Internet and Investor Services Group desires to allow such access and provide certain services as more fully described below in connection therewith;

WHEREAS, the parties desire to modify certain schedules of the Agreement in order to more accurately distinguish between fees and charges and out-of-pocket expenses.

NOW THEREFORE, the Administrator and Investor Services Group agree that as of the date first referenced above, Investor Services Group Agreement shall be amended as follows:

1. Definitions. The following definitions are hereby incorporated into the Agreement:

(a) “Account Inquiry” shall mean any access to the Investor Services Group recordkeeping system via IMPRESSNet(R) initiated by an End-User which is not a Financial Transaction.

(b) “End-User” shall mean any Shareholder or Financial Planner that accesses the Investor Services Group recordkeeping system via IMPRESSNet(R).

(c) “Financial Planner” shall mean any investment advisor, broker-dealer, financial planner or any other person authorized to act on behalf of a Shareholder.

(d) “Financial Transaction” shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User.

(e) “Investor Services Group Secure Net Gateway” shall mean the system of computer hardware and software and network established by Investor Services Group to provide access between Investor Services Group recordkeeping system and the Internet.

(f) “Investor Services Group Web Transaction Engine” shall mean the system of computer hardware and software created and established by Investor Services Group in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder.

(g) “Internet” shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

(h) “Fund Home Page” shall mean the Fund’s proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders.

2. Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following new Article 4:

“4.1 In addition to the services rendered by Investor Services Group as set forth in this Agreement, Investor Services Group agrees to provide the following services:

(a) In accordance with the written IMPRESSNet(R) procedures and product functionality documentation provided to the Administrator by Investor Services Group, Investor Services Group shall, through the use of the Investor

Services Group Web Transaction Engine and Secure Net Gateway: (i) enable the Funds and End-Users to utilize the Internet to access Fund information maintained by the Fund on the Fund Home Page; and (ii) enable End-Users to utilize the Internet to access the Investor Services Group System in order to perform account inquiries and transactions in Shareholder accounts.

(b) With respect to End-Users, process the set up of personal identification numbers (“PIN”) which shall include verification of initial identification numbers issued, reset and activate personalized PIN’s and reissue new PIN’s in connection with lost PIN’s.

(c) Installation services which shall include, review and sign off on the Fund’s network requirements, recommending method of linking to the Investor Services Group Web Transaction Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

(d) Maintenance and support of the Investor Services Group Secure Net Gateway and the Investor Services Group Web Transaction Engine, which includes the following:

(i) error corrections, minor enhancements and interim upgrades to IMPRESSNet(R) which are made generally available by Investor Services Group to IMPRESSNet(R) customers; (ii) help desk support to provide assistance to the Administrator’s employees with the Administrator’s use of IMPRESSNet(R)

Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by Investor Services Group to

IMPRESSNet(R) clients, as determined solely by Investor Services Group; or (ii) maintenance of customized features.

(e) Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

(f) Prepare and forward monthly usage reports to the Administrator which shall provide the Administrator with a summary of activity and functionality used by and End-Users.

(g) Serve as digital certificate authority by assigning digital certificates and validating authenticity of digital certificates used by Financial Planners.

4.2 In connection with the IMPRESSNet(R) services provided by Investor Services Group hereunder, the Administrator shall be responsible for the following:

(a) establishment and maintenance of the Fund Home Page on the Internet;

(b) services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the Investor Services Group System via the Internet;

(c) provide Investor Services Group with access to and information regarding the Fund Home Page in order to enable Investor Services Group to provide the services contemplated hereunder.”

3. Schedule C - Fee Schedule is hereby deleted in its entirety and replaced by the attached revised Schedule C - Fee Schedule.

4. Schedule D - Out of Pocket Expenses is hereby deleted and replaced with the attached revised Schedule D - Out of Pocket Expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PIMCO ADVISORS L.P.

By:	/s/ Jeffrey M. Sargant
Title:	Vice President

FIRST DATA INVESTOR SERVICES GROUP, INC.

By:	/s/ Debralee Goldberg
SVP

SCHEDULE C

FEE SCHEDULE

A. FEES

1. Annual Per Account Fees:

Networking Accounts (1,2,3,4): $ 5.75 per account

Non-Networking Accounts: $15.00 per account

Closed Accounts $2.00 per closed account

2. SALEStars: $100,000 per year to cover the cost of one programming full time employee (“FTE”) for SALESStars server support, subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement. Customized enhancements of SALESStars shall be provided at the rates set forth in Section 12(b) of the Schedule C. Investor Services Group and the Administrator agree to review the need for programming support for the SALEStars server on an annual basis.

3. NSCC Fees: No Charge

4. DAZL:

Base Product: $17,000 set-up fee

No charge for transmission of transaction or price records

DAZL Direct/DAZL Interactive: $1,000 per month

$.025 per transaction record transmitted

$.015 per price record transmitted

SunGuard & Charles Schwab - no charge

5. VRU $25,000 set-up fee

$ 6,000 year

$.23 per minute*

$.10 per call*

*Investor Services Group and the Administrator agree to review these rates annually to determine whether such fees should be increased, decreased, or not adjusted at all.

6. Cost Basis Forms: No Charge

7. DCXchange(SM): $4.00 per Plan Participant Account

8. IMPRESSNet:

(a) IMPRESSNet(R) Retail.

Development Fees:$135.00 per hour

Reviewing client network requirements and signing off on the requirements

Recommending method of linking to the Web Transaction Engine

Installing the network hardware and software

Implementing the network connectivity

Testing the network connectivity and performance

Transaction Fees:

Account Inquiries: $.05 per inquiry (less than) 50,000 inquiries per month

$.035 per inquiry (greater than) 50,000 inquiries per month

Financial Transactions: $.50 per trans (less than) 25,000 trans per month

$.35 per trans (greater than) 25,000 trans per month

(b) IMPRESSNet(R) Brokerage.

Annual Fee: $21,000

Transaction Fees:

Account Inquiries: $.05 per inquiry (less than) 50,000 inquiries per month

$0.35 per inquiry (greater than) 50,000 inquiries per month

Financial Transactions:

$.50 per trans (less than) 25,000 trans per month

$.35 per trans (greater than) 25,000 trans per month

(c) Customization (if applicable): $150 per/hour

(d) PIN Registration and Lost PIN Replacement: $2.50 per/PIN

9. Fiduciary Fees (Retirement Plan account processing): No Charge

10. Lost Shareholder Search/Reporting: $2.75 per account search*

* the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. (“KTI”) to provide KTI’s “In-Depth Research Program” services.

11. Ad hoc reports - First 10 reports per month at no cost, reports in excess of 10 shall be billed at $50 per hour with a $50 minimum per report

Except as otherwise set forth above, after the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average. All items (unadjusted)

- (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator’s monthly fees (or since the Effective Date in the case of the first such adjustment).

12. Programming Costs:

(a) Dedicated Team: Investor Services Group shall maintain a dedicated team initially comprised of one (1) programmer and one (1) business systems analyst (in the aggregate for the PIMCO relationship). The Administrator may instruct Investor Services Group to modify such staffing levels by providing Investor Services Group with sixty (60) days prior written notice. Such written notice may only be given during the two week period beginning on (i) the anniversary date of the Agreement; and (ii) sixth months from the anniversary date of the Agreement. The Fees for dedicated team members are as follows:

Programmer $100,000 per annum

BSA $ 85,000 per annum

Tester$ 65,000 per annum

(b) System Enhancements (Non Dedicated Team):

Programmer $150.00 per hour

The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

13. Miscellaneous Charges. The Administrator shall be charged for the following products and services as applicable:

•	Ad hoc SQL time

•	COLD Storage

•	Digital Recording

•	Microfiche/microfilm production

•	Magnetic media tapes and freight

•	Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

14. Print/Mail Fees.

(a) Standard Services.

Implementation Fee:

$5,000.00

$ 150.00 / hr. Multi-check and Non-Standard

Testing Application or Data Requirements:

$3.00 / fax to client or Record Keeper

Work Order:

$15.00 per work order

Daily Work (Confirms):

  Hand: $71/K with $75.00 minimum (includes 1 insert) $0.07/each additional insert

  Machine: $42/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

Daily Checks:

  Hand: $91/K with $100.00 minimum daily (includes 1 insert)

  $0.08/each additional insert

  Machine: $52/K with $75.00 minimum (includes 1 insert)

  $0.01/each additional insert

* There is a $3.00 charge for each 3606 Form sent.

Statements:

  Hand: $78/K with $75.00 minimum (includes 1 insert)

  $0.08/each additional insert

  $125/K for intelligent inserting

  Machine: $52/K with $75.00 minimum (includes 1 insert)

  $0.01 each additional insert

  $58/K for intelligent inserting

Periodic Checks:

  Hand: $91/K with $100.00 minimum (includes 1 insert)

  $0.08/each additional insert

  Machine: $52/K with $100.00 minimum (includes 1 insert)

  $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:

  $0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements:

  $78/K with $75.00 minimum

Listbills:

  $0.78 per envelope with $75.00 minimum

Tax: Data Processing, Print, Fold and Insert:**

  Tax Forms                      $0.40 per

  Duplicate Tax Forms    $0.50 per

**(Charges for workorders, presort, and postage apply. There MAY BE additional charges for excess data processing or excess inserts.)

Printing Charges: (price ranges dependent on volumes)

  $0.08/per confirm/statement/page

  $0.10/per check

Folding (Machine):

  $18/K

Folding (Hand):

  $.12 each

Presort Charge:

  $0.277 postage rate

  $0.035 per piece

Courier Charge:

  $15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:

  $3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:

  $20.00 for each inventory location as of the 15th of the month

Inventory Receipt:

  $20.00 for each SKU / Shipment

Hourly work: special projects, opening envelopes, etc.

  $24.00 per hour

Special Pulls:

  $2.50 per account pull

Boxes/Envelopes:

  Shipping boxes $0.85 each

  Oversized Envelopes $0.45 each

Forms Development/Programming Fee:

  $100/hr

Systems Testing:

  $85/hr

Cutting Charges:

  $10.00/K

(b) Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

Work Order:

  $30.00 per Work order

Daily Work (Confirms):

Hand: $135.00 to create an admark tape

$10.00/K to zip + 4 data enhance with $125.00 minimum

$80.00/hr for any data manipulation

$6.00/K combo charge

Admark & Machine Insert

#10, #11, 6x9

  $62/K to admark envelope and machine insert 1 piece, with $125.00 minimum

  $2.50/K for each additional insert

  $38/K to admark only with $75.00 minimum

  $25.00/K hand sort

9x12

  $100/K to admark envelope and machine insert 1 piece, with $125.00 minimum

  $5.00/K for each additional insert

  $38/K to admark only with $75.00 minimum

  $0.08 for each hand insert

Admark & Hand Insert

#10, #11, 6x9

  $0.08 for each hand insert

  $25.00/K hand sort

9x12

  $0.09 for each hand insert

  $25.00/K hand sort

Pressure/Sensitive Labels:

$0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum

$0.08 for each hand insert

$0.10 to affix labels only

$0.10 to create labels only

Legal Drop:

$150.00/compliant legal drop per job and processing fees

Presort Fee:

$0.035 per piece

B. MISCELLANEOUS

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund’s current transfer agent to Investor Services Group shall be borne by Investor Services Group.

2. Fee Credit. Investor Services Group shall provide a monthly credit of $35,000 against the total monthly invoiced amount from Investor Services Group with respect to all of the PIMCO affiliated mutual funds for which Investor Services Group provides transfer agency services.

3. Cash Management Services. Investor Services Group shall maintain various demand deposit accounts (“DDA’s”) with a third party cash management services provider and/or money market accounts (collectively “Accounts”) in order to facilitate the services being provided by Investor Service Group. Investor Services Group agrees to assume responsibility for all fees charged by the cash management services provider, provided however, Investor Services Group shall retain any and all investment income and/or related credits derived from maintaining such Accounts.

SCHEDULE D

OUT-OF-POCKET EXPENSES

The Administrator shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

•	Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Administrator

•	Telephone and telecommunication costs, including all lease, maintenance and line costs

•	Proxy solicitations, mailings and tabulations

•	Shipping, Certified and Overnight mail and insurance

•	Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

•	Duplicating services, if requested by the Administrator

•	Courier services

•	Overtime, as approved by the Administrator

•	Temporary staff, as approved by the Administrator

•	Travel and entertainment, as approved by the Administrator

•	Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors

•	Third party audit reviews (shared pro rata with other Investor Services Group clients)

•

Such other miscellaneous out-of-pocket expenses reasonably incurred by Investor Services Group with the advance approval of the Administrator in performing its duties and responsibilities under this Agreement.

The Administrator agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Administrator will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Administrator and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

AMENDMENT NUMBER TWO TO THE TRANSFER AGENCY SERVICES AGREEMENT

THIS AMENDMENT, dated as of the 1st day of March, 2001 is made to the Transfer Agency and Services Agreement (the “Agreement”) dated as of the 9th day of November, 1998 between PIMCO Advisors L.P., (the “Administrator”) and First Data Investor Services Group, Inc., n/k/a PFPC Inc. (“PFPC”).

WITNESSETH

WHEREAS, the parties to the Agreement desire to amend the Agreement.

NOW THEREFORE, the parties to the Agreements agree that as of the date first referenced above, the Agreements shall be amended as follows:

1. All references to “First Data Investor Services Group, Inc.” and “Investor Services Group” are hereby deleted and replaced with “PFPC Inc.” and “PFPC” respectively.

2. Section 3.1(c) is amended by adding the following to the end of that section:

“During this Agreement, and at such times as the Administrator and/or the Funds determine that mailing services, outside those contemplated by this Agreement, including, but not limited to, annual report, semi-annual report and prospectus mailings, should be utilized, Administrator will solicit a bid from PFPC or its affiliates for the provision of any such mailing services. Taking into account price, technology, service and track record, the Administrator will recommend PFPC to the relevant Fund(s) following a good faith determination by the Administrator that PFPC’s bid is competitive in comparison to that of similarly qualified competitors.”

3. Section 14.1 is amended by deleting the last sentence in its entirety and replacing it with the following:

“This Agreement shall continue in full force and effect through April 1, 2004 (the “Initial Term”).”

4. Section 14.7 is hereby amended by adding the following to end of the first sentence:

“, provided, however, the foregoing termination right shall apply only if

(a) as a result of such acquisition, change of control, merger, or consolidation, the Fund is consolidated with or merged into another fund which is the surviving fund entity (the “Surviving Fund”); and (b) PFPC does not provide transfer agent services to the Surviving Fund.

5. Exhibit C of the Agreement is hereby deleted and replaced with the attached Revised Exhibit C.

The Agreement, as previously amended and as amended by this Amendment, (“Modified Agreement”) constitutes the entire agreement between the parties with respect to the subject matter thereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter thereof. No officer, employees, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PIMCO ADVISORS L.P.

By:	/s/ Stephen J. Treadway
Name:	Stephen J. Treadway
Title:	Exec. Vice President

PFPC INC.
(f/k/a First Data Investor Services Group, Inc.)

By:	/s/ Michael DaNotrio
Name:	Michael DaNotrio
Title:	Vice Pres/Div Mgr.

Business Approval By: Susan M Fraser

Date: 3/14/01

Legal Approval By: A.A.

Date: 3/13/01

Revised - SCHEDULE C

FEE SCHEDULE

A. FEES

1. Annual Per Account Fees:

Networking Accounts (1,2,3,4):	$ 5.95 per account
Non-Networking Accounts	$13.75 per account
Closed Accounts	$1.82 per closed account

2. NSCC Fees

No Charge

3. DAZL:

Base Product:	$17,000 set-up fee (Paid in Full)
No charge for transmission of transaction or price records
DAZL Direct/DAZL Interactive:	$1,000 per month
$.025 per transaction record transmitted
$.015 per price record transmitted
Sungard and Charles Schwab & Co. - No Charge

4. VRU

$25,000 set-up fee (Paid in Full)
$ 6,000 year
$.23 per minute
$.10 per call

5. Cost Basis Forms:

No Charge

6. DCXchange/sm/:

$4.00 per Plan Participant Account

7. IMPRESSNet:

Development Fees:	$135.00 per hour
Reviewing client network requirements and signing off on the requirements
Recommending method of linking to the Web Transaction Engine
Installing the network hardware and software
Implementing the network connectivity
Testing the network connectivity and performance
Customized Development

Transaction Fees:*

Account Inquiries:	$.05 per inquiry (less than) 50,000 inquiries per month
$.035 per inquiry (more than) 50,000 inquires per month
Financial Transactions:
$.50 per trans (less than) 25,000 trans per month
$.35 per trans (more than) 25,000 trans per month

*	The parties hereto agree to review these fees annually to determine whether they should be increased, decreased, or not adjusted at all.

8. Fiduciary Fees (Retirement Plan account processing)

No Charge

9. Lost Shareholder Search Reporting:

$2.75 per account search*

* the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. (“KTI”) to provide KTI’s “In-Depth Research Program” services.

10. Programming Costs:

(a) Dedicated Team:
Programmer $105,000 per annum
BSA $ 89,250 per annum
Tester $ 68,250 per annum
b) System Enhancements (Non Dedicated Team):
Programmer $150.00 per hour

The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

11. Print/Mail Fees.

(a) Standard Services.
Implementation Fee: $ 5000.00
$150.00/ hr. Multi-check and Non Standard
Testing Application or Data Requirements:
$3.00/fax to client or Record Keeper
Work Order: $15.00 per work order
Daily Work (Confirms):
Hand: $71/K with $75.00 minimum (includes 1 insert)
$0.07/each additional insert
Machine: $42/K with $50.00 minimum (includes 1 insert)
$0.01/each additional insert
Daily Checks:
Hand: $91/K with $100.00 minimum daily (includes 1 insert)
$0.08/each additional insert
Machine: $52/K with $75.00 minimum (includes 1 insert)
$0.01/each additional insert
* There is a $3.00 charge for each 3606 Form sent.

Statements:	Hand: $78/K with $75.00 minimum (includes 1 insert)
$0.08/each additional insert
$125/K for intelligent inserting
Machine: $52/K with $75.00 minimum (includes 1 insert)
$0.01 each additional insert
$58/K for intelligent inserting
Periodic Checks:
Hand: $91/K with $100.00 minimum (includes 1 insert)
$0.08/each additional insert

Machine: $52/K with $100.00 minimum (includes 1 insert)
$0.01/each additional insert

12B1/Dealer Commission Checks/Statements:	$0.78/each envelope with $100.00 minimum
Spac Reports/Group Statements:	$78/K with $75.00 minimum
Listbills:	$0.78 per envelope with $75.00 minimum
Printing Charges: (price ranges dependent on volumes)	$0.08/per confirm/statement/page
$0.10/per check
Folding (Machine):	$18/K
Folding (Hand):	$.12 each
Presort Charge:	$0.277 postage rate
$0.035 per piece
Courier Charge:	$15.00 for each on call courier trip/or actual cost for on demand
Overnight Charge:	$3.50 per package service charge plus Federal Express/Airborne charge
Inventory Storage:	$20.00 for each inventory location as of the 15th of the month
Inventory Receipt:	$20.00 for each SKU / Shipment
Hourly work; special projects, opening envelopes, etc	$24.00 per hour
Special Pulls:	$2.50 per account pull
Boxes/Envelopes
Shipping boxes	$0.85 each
Oversized Envelopes	$0.45 each
Forms Development/Programming Fee:	$100/hr
Systems Testing:	$85/hr
Cutting Charges:	$10.00/K

(b) Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

Work Order:	$30.00 per Work order
Daily Work (Confirms):
Hand:	$135.00 to create an admark tape
$10.00/K to zip +4 data enhance with
$125.00 minimum
$80.00/hr for any data manipulation
$6.00/K combo charge
Admark & Machine Insert
#10, #11, 6x9	$62/K to admark envelope and machine insert 1 piece, with $125.00 minimum
$2.50/K for each additional insert
$38/K to admark only with $75.00 minimum
$25.00/K hand sort
9x12	$100/K to admark envelope and machine insert1 piece, with $125.00 minimum
$5.00/K for each additional insert
$38/K to admark only with $75.00 minimum
$0.08 for each hand insert

Admark & Hand Insert
#10, #11, 6x9	$0.08 for each hand insert
$25.00/K hand sort
9x12	$0.09 for each hand insert
$25.00/K hand sort
Pressure/Sensitive Labels:	$0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
$0.10 to affix labels only
$0.10 to create labels only
Legal Drop:	$150.00/compliant legal drop per job and processing fees
Presort Fee: $0.035 per piece

(c) Print Mail Standard Service and Special Mailings Pricing Discount. PFPC agrees to provide the Administrator with the following discounts which shall be applied on a monthly basis to the aggregate amount of Standard Service and Special Mailing charges invoiced with respect to the Funds, excluding taxes and postage:

(i) 7% of the total invoice amount, excluding taxes and postage; and

(ii) An additional 7.5% applied to the invoiced amount, excluding taxes and postage, after the discount set forth in Section (c)(i) above is applied.

(d) Electronic Statement Presentment/1/.

Set Up:            $150,000.00 (Waived)

Storage:           $0.08 per page/image (Waived)

Presentment:   $0.10 per statement presented

/1/	It is anticipated that Electronic Statement Presentment services, including ability to suppress print output, will be available in the 1st Quarter, 2002.

(e) Digital Imaging.

PDF image creation	$ .03 per image
Master CDR creation:	$225.00 per CD
Duplicate CDR:	$ 175.00 per CD
Server Storage:	$ .01 per image (This is the storage fee in lieu of CDR creation.)
Data Processing:	$ .025 per image (Adhocs, data files, upload, file creation)

B. MISCELLANEOUS

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund’s current transfer agent to PFPC shall be borne by PFPC.

2. Fee Credit. PFPC shall provide a monthly credit of $50,000 against the total monthly invoiced amount from PFPC with respect to all of the PIMCO affiliated mutual funds for which PFPC provides transfer agency services.

3. Cash Management Services. PFPC shall maintain various demand deposit accounts (“DDA’s”) with a third party cash management services provider in order to facilitate the services being provided by PFPC. PFPC agrees to assume responsibility for all fees charged by the cash management services provider, provided however, PFPC shall retain any and all investment income and/or related credits derived from maintaining such DDA’s.

4. Except as otherwise set forth above, after December 31, 2003, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted)-(1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator’s monthly fees (or since the Effective Date in the case of the first such adjustment).

5. Notwithstanding the fees set forth above, in the event the total annual revenue received by PFPC under this Agreement and the Other Agreement is less than $6,500,000.00, the above fees shall be modified as set forth below:

(a)	Non-Networking Accounts: $15.51 per account

Closed Accounts:                         $2.07 per closed account

(b)	PFPC may immediately begin to impose the annual CPI Increase described in Section B. 4. above.

(c)	The Print/Mail Discount described in Section A. 11. (c)(ii) above shall no longer apply.

AMENDMENT NUMBER 3 TO THE

TRANSFER AGENCY AND SERVICES AGREEMENTS

THIS AMENDMENT, dated as of the 24th day of November, 2003 between PIMCO Advisors Fund Management LLC, (PAFM or the “Administrator”) and First Data Investor Services Group, Inc., n/k/a PFPC Inc. (“PFPC”) on one hand and Pacific Investment Management Company LLC (PIMCO or also “Administrator”) and PFPC on the other is made to the Transfer Agency and Services Agreements (each referred to as “Agreement”) each dated as of the 9th day of November, 1998.

WITNESSETH

WHEREAS, one Agreement was between PIMCO Advisors L.P. (“PIMCO Advisors”) and PFPC and the other was between Pacific Investment Management Company (“Pacific Investment”); and

WHEREAS, effective September 30, 2002, PIMCO Advisors assigned its Agreement to PAFM, its subsidiary; and

WHEREAS, PIMCO is the successor to Pacific Investment Management;

WHEREAS, PAFM and PIMCO are now each a party to its respective Agreement; and

WHEREAS, the parties to the Agreement desire to amend the Agreement.

NOW THEREFORE, the parties to the Agreements agree that as of the date first referenced above, the Agreements shall be amended as follows:

1. Section 1.1(1) is deleted and replaced with the following:

“(1) “Shares” refers collectively to such shares of Class A, B, C, D and R capital stock or beneficial interest, as the case may be, of each respective Portfolio of the Fund as may be issued from time to time.”

2. Section 3.1(c) is amended by deleting the phrase “set forth in Schedule C for the fees also identified in Schedule C” from the first sentence and inserting the phrase “as may be agreed to from time to time in writing by the Fund and PFPC” in its place.

3. Article 3 is amended by adding the following new Section 3.6 and Section 3.7:

“3.6 In addition to the services set forth in this Agreement, PFPC hereby grants to the Fund a license to PFPC’s proprietary IMPRESS software under the terms set forth in the attached Schedule F IMPRESS Software Terms, annexed hereto and incorporated herein by reference.

3.7 Anti-Money Laundering. To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Fund be in compliance with the applicable provisions of the USA PATRIOT Act, as

1

follows: In this regard, PFPC shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC’s AML program or by an outside party, for compliance with PFPC’s established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC’s AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PFPC shall provide to the Fund: (x) a copy of PFPC’s written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the fundings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. The parties agree that PFPC will provide services to the Fund with respect to Section 352 under the USA PATRIOT ACT effective as of the date of this Amendment, but with respect to other sections (including Section 326) only once PFPC makes such services generally available to its clients and only upon the mutual written agreement of the parties on the fees payable by the Fund with respect thereto.

4. Sections 7.1, 7.2, 7.3 and 7.4 are deleted from the Agreement in their entirety and replaced with the following new Section 7.1:

“7.1 As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.”

5. Section 14.1, as previously amended, is further amended by deleting the last sentence in its entirety and replacing it with the following:

“This Agreement shall continue in full force and effect through April 1, 2008 (the “Initial Term”).”

6. Section 14.2 is hereby deleted from the Agreement in its entirety.

7. Section 14.7 in amended by deleting the phrase “Section B.1 of Schedule C” from the penultimate sentence and inserting the phrase “the written fee agreement executed by the parties” in its place.

8. Section 16.1 is amended by deleting the phrase “, minus the prices and rates on Schedule C” from the last sentence.

9. Section 16 is amended to add the following new Section 16.5:

“16.5 Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise required by court order, law or regulation or as requested by any regulatory agency or governmental body or agency having jurisdiction over the disclosing party.”

10. Schedule A is deleted from each Agreement and replaced with the attached revised Schedule A’s.

11. Schedule C and Schedule D are deleted from the Agreement in their entirety.

12. Amendment Number 1 to the Agreement is amended by deleting all references to “Financial Planners”.

The Agreement, as previously amended and as amended by this Amendment, (“Modified Agreement”) constitutes the entire agreement between the parties with respect to the subject matter thereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter thereof. No officer, employees, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PIMCO ADVISORS Fund Management LLC		Pacific Investment Management Company LLC

By:	/s/ Stephen J. Treadway	By:	/s/ Jeffrey M. Sargent
Name:	Stephen J. Treadway	Name:	Jeffrey M. Sargent
Title:	CEO, Managing Director	Title:	Senior Vice President

PFPC INC.

By:	/s/ Michael Denofrio
Name:	Michael Denofrio
Title:	Executive Vice President

SCHEDULE A

LIST OF PORTFOLIOS

PIMCO Funds: Pacific Investment Management Series

EMERGING MARKETS BOND

SHORT-TERM

LONG-TERM US GOVERNMENT

LOW DURATION

TOTAL RETURN

HIGH YIELD

FOREIGN BOND

STOCKSPLUS

MONEY MARKET

REAL RETURN

GLOBAL BOND II

MUNICIPAL BOND

TOTAL RETURN MORTGAGE

NEW YORK MUNICIPAL BOND FUND

CALI INTER MUN BOND FUND

SHORT DURATION MUNI INCOME FUND

CALIFORNIA MUNI BOND

GNMA

COMMODITY REAL RETURN STRATEGY FUND

DIVERSIFIED INCOME FUND

STOCKSPLUS TOTAL RETURN FUND

ALL ASSET FUND

INTERNATIONAL STOCKS PLUS TR STRATEGY FUND

REAL ESTATE REAL RETURN STRATEGY FUND

SCHEDULE A

LIST OF PORTFOLIOS

PIMCO Funds: Multi-Manager Series

ASSET ALLOCATION FUND

PPM TAX-EFFICIENT EQUITY

PEA TARGET

PEA RENAISSANCE

PEA GROWTH

PEA OPPORTUNITY

PEA INNOVATION

CCM CAPITAL APPRECIATION

NFJ SMALL-CAP VALUE

CCM MID-CAP

PEA VALUE

PEA GROWTH & INCOME FUND

NFJ DIVIDEND VALUE FUND

RCM BIOTECHNOLOGY FUND

RCM GLOBAL HEALTHCARE FUND

RCM GLOBAL TECHNOLOGY FUND

RCM EUROPE FUND

RCM EMERGING MARKETS FUND

RCM INTL GROWTH EQUITY FUND

RCM GLOBAL SMALL CAP FUND

RCM MID CAP FUND

RCM LARGE CAP GROWTH FUND

RCM TAX MANAGED GROWTH FUND

NACM CORE EQUITY FUND

NACM FLEX-CAP VALUE FUND

NACM GLOBAL FUND

NACM GROWTH

NACM INTERNATIONAL FUND

NACM PACIFIC RIM FUND

NACM VALUE FUND

NFJ LARGE-CAP VALUE

PIMCO BALANCED VALUE

PIMCO INTERNATIONAL VALUE

PIMCO LARGE-CAP VALUE

Schedule F

IMPRESS License Terms

Article 1 - System, Support and Implementation

1.1. Software and Support. PFPC shall provide or has previously provided to the administrators and the Fund (collectively, the “Licensee”) and the licensee shall acquire from PFPC the right to use the computer software programs (“Software”) set forth in Exhibit 1 of this Schedule F, including the PFPC Provided Third Party Software (as defined below) (“Exhibit 1”). Software includes related user manuals and reference guides (collectively, “Documentation”). One copy of the Documentation shall be provided to the Licensee at no additional cost. PFPC shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in Exhibits 1 and 1.A of this Schedule F (“Software Exhibits”). Subject to the terms and conditions of the agreement between PFPC and the Administrators to which this Schedule F is attached (the “Agreement”; capitalized terms used but not defined in this Schedule F or in any Exhibits and Schedules hereto shall have the meanings set forth in the Agreement), PFPC grants to the Licensee and the Licensee accepts from PFPC the non-exclusive, non-transferable, royalty-free license (or, in the case of the PFPC Provided Third Party Software, a sublicense) to use the Software during the term of the Agreement (“License”). Some software components (“Third Party Software”) included in, or required to be used with, the Software were developed by a third party (“Third Party Vendor”). Exhibit 1 shall indicate which Third Party Software the Licensee is licensing from PFPC pursuant to this Schedule F (“PFPC Provided Third Party Software”) and which Third Party Software the Licensee is required to obtain directly from Third Party Vendors (“Directly Obtained Third Party Software”). Directly Obtained Third Party Software is licensed to Licensee only pursuant to shrink wrapped or other agreements between the Third Party Vendor and the Licensee. PFPC Provided Third Party Software is licensed to the Licensee pursuant to the terms and conditions set forth in this Schedule F. PFPC shall provide the software support services (“Software Support”) so designated in Exhibit 2 of this Schedule F (“Exhibit 2”). Software Support shall include a License to error corrections, minor enhancements and interim upgrades to the Software which are made generally available to PFPC clients of the Software under Software Support, but shall not include a License to substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts, in each case not required for the Software to function in accordance with the Documentation, as reasonably determined solely by PFPC.

1.2. Ownership. PFPC or its licensors shall retain title to and ownership of the Software, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights (“Proprietary Information”), PFPC reserves all rights in the Proprietary Information not expressly granted to the Licensee in this Schedule F. Upon PFPC’s request, the Licensee shall inform PFPC in writing of the quantity and location of any Software.

1.3. Equipment, System Implementation and Access. The Licensee is responsible for acquiring, installing and maintaining the data processing and related equipment required to properly operate the Software (“Equipment”). PFPC and Licensee shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Directly Obtained Third Party Software and Equipment (“System”) and the party responsible and time frames for each task; (b) perform their respective assigned tasks; and (c) if not the party assigned to a task, cooperate with the responsible party. The Licensee shall give reasonable and safe access to the System to PFPC,

PFPC’s employees, affiliates, representatives, agents, contractors, licensors and suppliers (“PFPC’s Agents”) who are providing services under the Agreement or this Schedule F or who are auditing adherence to this Schedule F to the extent provided herein.

1.4. Use of Software. The Licensee may use the Software during the term of the Agreement only on the Equipment to process the Licensee’s and affiliates’ data for internal business purposes (which shall, for purposes hereof, include use by the Licensee to provide services to its customers and their investors on a service bureau basis) at or from Licensee’s premises. No right is granted for use of the Software by any third party or by the Licensee to process for any third party, or for any other purpose whatsoever, except as expressly provided in this Schedule F. The Licensee shall not modify, disassemble, decompile or reverse engineer the Software or otherwise attempt to derive source code from the Software without PFPC’s prior written consent.

1.5. Software Installation and Acceptance. Upon completion of any installation services to be provided by PFPC, PFPC shall advise the Licensee whether the Software is installed and functioning on the Equipment. The Licensee shall be deemed to have accepted the Software thirty (30) days after the date the software is installed on the Licensee’s Equipment (such installation date is referred to as the “Software Installation Date”) or thirty (30) days after the Licensee’s first use of Software to process live production data (in either case, the “Software Acceptance Date”) unless the Licensee notifies PFPC prior to the Software Acceptance Date that the Software has not been installed and/or is not functioning properly. In the event that the Licensee notifies PFPC that the Software is not installed or is not functioning properly, PFPC shall remedy the situation.

1.6. Copies of Software. The Licensee may not copy the software except for backup and archival purposes only, and the Licensee shall include on all copies of the Software all copyright and other proprietary notices or legends obviously included on the Software. The provisions of this Paragraph do not apply to the Licensee data files in machine-readable form.

1.7. No-Export. The Software shall not be shipped or used by the Licensee outside the United States. The Licensee shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8. Termination. Terms and conditions which require their performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

1.9. Assignment. Absent PFPC’s prior written consent, except in connection with the assignment of the Agreement in accordance with the terms thereof, the Licensee shall not assign, sublicense or transfer, whether by operation of law or otherwise, the Licensee’s rights or obligations with respect to the License and PFPC may void any such attempt.

Article 2 - License Term and Fees.

2.1. License Term. The License granted pursuant to this Schedule F shall continue for the term of the Agreement unless earlier terminated pursuant to the terms thereof.

2.2. Fees, Additional Purchases. In consideration for the License granted to the Licensee by PFPC with respect to the Software, the Licensee shall pay to PFPC the fees and charges as are agreed to in writing between the parties. PFPC’s obligations and the Licensee’s rights to use the Software are conditional upon such payment. The Licensee shall purchase any additional discs, tapes, cables, ribbons, forms or other items reasonably required for use in conjunction with the System, and such items must conform to specifications in the Documentation. If the Licensee uses any software or equipment as part of the System that is not compatible with the Software and that is not approved by PFPC (either expressly or as implied by the Equipment specifications or the System specifications in the Documentation) and such software or equipment causes the Software to malfunction, the PFPC shall not be required to provided Software Support to the extent necessary to cure such malfunction caused by such incompatible or unapproved software or equipment.

2.3. Taxes. Except for taxes based on PFPC’s net income, the Licensee is responsible for and shall pay or reimburse PFPC for all fees, assessments, duties and taxes (including, but not limited to, sales or use taxes) which may now or later be paid or payable by the Licensee or PFPC arising solely out of Licensee’s use of the Software. Upon receipt of the Licensee’s valid tax exemption certificate, PFPC shall honor the certificate to the extent permitted by law.

Article 3 - Warranties, Representations and Liability

3.1. Software Warranties and Remedies. For the term of the Agreement, PFPC warrants (“Performance Warranty”) that the Software, excluding the Directly Obtained Third Party Software, shall perform on the Equipment substantially in accordance with the Documentation. The correction by PFPC of errors, malfunctions and deficiencies in the Software pursuant to Software Support shall be the Licensee’s sole and exclusive remedy for the Performance Warranty. PFPC warrants (“Rights Warranty”) it has the right to license the Software, including the PFPC Provided Third Party Software, in accordance with the Agreement and this Schedule F. Subject to the next paragraph, PFPC shall do the following (“Infringement Indemnification”): (a) defend or settle, at its expense, any action brought against the Licensee or any of its members, partners, directors, officers, employees, agents, or representatives (each an “Indemnified Party”) to the extent the action is based on a claim that the Software infringes a duly issued United States’ patent or violates a third party’s copyright, proprietary trade secrets or other intellectual property rights (“Infringement”); and (b) pay damages and costs finally awarded against Indemnified Party, or agreed to in settlement, directly attributable to such claim. PFPC shall have no Infringement Indemnification obligation to the extent the alleged Infringement arises from PFPC’s compliance with the Licensee’s written instructions or from the Licensee’s modifications of the Software not approved or suggested by PFPC. The Infringement Indemnification states PFPC’s entire liability for Infringement and shall be the Licensee’s sole and exclusive remedy for the Rights Warranty. All indemnification hereunder is subject to the satisfaction of the following conditions: (i) promptly after the receipt of notice of the commencement of any claim, action, suit or proceeding against a party which may give rise to a claim for indemnification hereunder the indemnified party will give written notice to the indemnifying party of such commencement; (ii) in any such event, the indemnifying party shall be entitled to participate at its expense in the defense, or if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel selected by the indemnifying party (if the indemnifying party does not elect to assume the defense of such action, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party shall bear the fees and expenses of any additional counsel it retains); (iii) the indemnifying party shall not be liable for any settlement of any claim, action, suit or proceeding effected without the indemnifying party’s written consent; and (iv) the party seeking indemnification will not confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party’s prior written consent.

3.2. Third Party Warranties. All warranties for the Directly Obtained Third Party Software, if any, are specifically set forth applicable agreements supplied by the Third Party Vendors.

3.3. Exclusion of Warranties. THE WARRANTIES SET FORTH IN PARAGRAPH 3.1 AS TO THE SOFTWARE AND IN PARAGRAPH 3.2 AS TO DIRECTLY OBTAINED THIRD PARTY SOFTWARE ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THE AGREEMENT. PFPC SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

3.4. Licensee Responsibility. The System is an information system only, designed to assist the Licensee in performing its professional activities and is not intended to replace the professional skill and judgment of the Licensee. The Licensee shall be solely responsible for: (a) acts or omissions of the Licensee in entering data into the System, including its accuracy and adequacy; (b) checking the correctness and accuracy of the System output and data; and (c) any use of or reliance upon the System output by Licensee. Except for matters covered by the Infringement Indemnification or as limited by applicable law and subject to the last paragraph of Section 3.1, the Licensee shall indemnify, defend and hold PFPC harmless from any losses, costs, damages, and liabilities, including without limitation, reasonable attorneys’ fees and court costs, to the extent relating to any claim by any third party arising from or related to the Licensee’s use of the System or System output.

EXHIBIT 1 OF SCHEDULE F

SOFTWARE

The License granted pursuant to this Amendment shall be for a maximum of concurrent user seats identified for each software product below.

1. PFPC Software.

1.1. PFPC Software includes the following IMPRESS products which are further described in Exhibit 1.A of Schedule F (“Specifications”):

IMPRESS Workflow/Image Release 7.2.3 and included upgrades—3 maximum user seats

1.2. Customization. The products listed in Section 2 below are licensed for IMPRESS use and customization only. Use of these tools to develop or customize non-IMPRESS applications is not permitted without the express written authorization of PFPC.

2. Third Party Software.

2.1. PFPC Provided Third Party Software. The following Third Party Software is licensed to the Licensee directly by PFPC:

2.1.1. BancTec Software. The following Third Party Software is licensed directly to the Licensee at no additional cost by PFPC subject to the terms of this Schedule F and the mandatory BancTec (“BancTec”) terms and conditions set forth in Attachment 1 to Exhibit 1, attached and incorporated by reference. To the extent the terms of Attachment 1 to Exhibit 1, conflict with or differ from the terms and conditions in Schedule F, Attachment 1 to Exhibit 1 shall prevail with respect to the following BancTec Software (“BancTec Software”)

Informix	Multi-User with 3 maximum user seats
XDP Storage Manager	Multi-User with 3 maximum user seats
FloWare	Multi-User with 3 maximum user seats

Each Banctec Software program listed above and identified as “Multi-User” (“Multi-User Program”) is licensed for installation on a single network server computer which is supplied by a third party, and which is electronically linked with one or more workstations having access to the Banctec Software program. If the above designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communication with that network server computer.

2.2. Directly Obtained Third Party Software. The following Third Party Software are separately licensed by the Third Party Vendor directly to the Licensee subject to the respective terms and conditions of “shrink-wrapped” or other agreements between the Third Party Vendor and the Licensee:

•	Microsoft Windows NT 4.0 with SP6a, or Microsoft Windows 2000 or Microsoft Windows XP

•	Microsoft Office 2000 or greater

•	Microsoft NT Server 2000

•	Microsoft TCP/IP Stack

•	UNIX ESQL/C Compiler for selected UNIX platform

ATTACHMENT 1 TO EXHIBIT 1

TERMS AND CONDITIONS

BANCTEC

1.	Each BancTec Software Package listed in Section 2.1.1 of Exhibit 1 (“Program”) which is identified as “Multi-User Program” is licensed for installation on a single network server computer which is supplied by BancTec, PFPC, or a third party, and which is electronically linked with one or more workstations having access to the Program. If Exhibit A designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communicate with that network server computer.

2.	Each Program listed in Exhibit 1 identified as “Single-User Software” is licensed for installation and use on a single computer.

3.	Each Program listed in Exhibit 1 identified as an “Unlimited-User Program” is licensed for use by the Licensee after ordering a copy of the Program. Once ordered, the Licensee may make unlimited copies of such Programs at no additional charge.

4.	Each Program listed in Exhibit 1 identified as a “Device Program” is licensed for use solely to facilitate the operation of the corresponding equipment device.

5.	Each Program listed in Exhibit 1 identified as a “Development-User Program” is licensed for installation and use on a single computer for development and testing purposes. The license for Development-User Programs also includes a license for production use on a single computer.

6.	Each Program listed in Exhibit 1 identified as a “Production-User Program” consists of necessary runtime modules and associated link libraries for inclusion with custom software applications. Production-User Programs are not licensed for use in the development of custom software applications and may be either Multi-User or Single-User Programs.

7.	Only a nontransferable, nonexclusive, perpetual license to use the Programs and related BancTec documentation for its own internal use (including, without limitation, providing processing services to third parties in a service bureau or facilities management environment) is granted to the Licensee.

8.	BancTec or its vendors retain all title to the Programs, and all copies thereof, and no title to the Programs, or any intellectual property in the Programs, is being transferred except for the license or sublicense granted in Schedule F; provided, however, nothing contained herein shall give BancTec or its vendors any right, title or interest in the Software.

9.	The Programs shall not be copied, except as specifically authorized under this Schedule F or an Exhibit to this Agreement and except for backup or archival purposes. All such copies shall contain all copyright and other proprietary notices or legends of BancTec or its vendors obviously contained in the Programs delivered under Schedule F.

10.	The Programs shall not be modified, reverse assembled or decompiled by the Licensee. No attempt shall be made by the Licensee to derive source code from the Programs.

11.	The Programs will not be shipped or used by PFPC or the Licensee to Africa or the Middle East. All applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority shall be complied with. The Programs shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

12.	Each Program is copyrighted and contains proprietary and confidential trade secret information of BancTec and its vendors. Each sublicensee of the Programs shall reasonably protect the confidentiality of the Programs with at least the same standard of care used to protect the Licensee’s own similar confidential information.

13.	BancTec and its vendors are each a direct and intended beneficiary of the sublicenses granted for the Programs and may enforce such sublicenses directly against sublicenses of the Programs.

14.	Except with respect to third party claims for infringement, neither BancTec nor its vendors shall be liable to the Licensee for any general, special, direct, indirect, consequential, incidental, or other damages arising out of the sublicense of the Programs.

15.	The license granted to the Licensee of the Programs may be terminated, either immediately or after a notice period not exceeding thirty (30) days, upon material violation by the Licensee of any of the material terms or conditions of the Schedule F, including but not limited to Attachment 1 to Exhibit 1.

16.	Upon termination of the Agreement or the license grant to the Licensee to use the Program, the Licensee shall return all copies of the Programs to PFPC.

EXHIBIT 1.A OF SCHEDULE F

IMPRESS SPECIFICATIONS

OVERVIEW OF IMPRESS FUNCTIONALITY

•	Workflow Management

•	Image Processing

This item is the property of PFPC of Wilmington, DE, and contains confidential and trade secret information. This item may not be transferred from the custody or control of PFPC except as authorized by, and then only by way of loan for limited purposes. It must be returned to PFPC upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of PFPC.

Copyright PFPC Inc.

1994, 1995, 1996, 1997, 1998, 1999, 2000, 2001, 2003

ALL RIGHTS RESERVED

This media contains unpublished, confidential, and proprietary information of PFPC. No disclosure or use of any portion of these materials may be made without the express written consent of PFPC.

OVERVIEW OF IMPRESS FUNCTIONALITY

Workflow Management Functionality

Overview

Workflow Management	Dynamic Workflow Design and Monitoring
IMPRESS provides a set of client/server based tools that allow designers and authorized system users to build workflow rules to be implemented on the work floor. These rules can be built and implemented, then changed as required by trained administrators.

Generic Workflow Available for AU Transactions

IMPRESS offers a generic workflow that can be used for any transaction type that is designated in an operation. Liquidations, correspondence, new accounts, etc. are just some examples of transactions that can be processed through this generic workflow. Should the workflow need to be customized or altered, it can be.

Workflow Monitoring

IMPRESS provides the following workflow monitoring activities in a real time mode:

•        Allow users with the proper security access to monitor the status of workflow activities or entire work flow maps

•        Monitor work-in-process items via a graphical display which produces bar graphs in a variety of presentation formats

•        Monitor multiple statistics simultaneously on a graphical display.

Prioritization of Work

IMPRESS allows the setting of a default priority of items during workflow design, and, in addition, dynamically during work in process. During work in process, an item’s priority is based on its transaction type, its default or subsequently manually altered priority setting, as well as its age in the activity queue.

Manual Routing of Items

IMPRESS allows items to be manually routed to workflow map destinations, or, in some cases, to specific end users by those users with authorization to do so.

Automatic Routing of Work

IMPRESS routes work items to the next destination on a pre-defined set of workflow rules. These rules can be overridden by the user when necessary.

Item Copy Routing

IMPRESS allows users to make “copies” of items within the workflow and route them to other workflow activities. This is commonly used when an individual Enhanced Quality Control processing the work determines that an item must be forwarded to another processing department or review the steps because it is actually two or more transactions.

Enhanced Quality Control

IMPRESS allows for random or pre-determined QC, statistical QC, or other more intelligent or selective QC means.

Enhanced Quality Assurance

IMPRESS allows for random or pre-determined QA, statistical QA, or other more intelligent or selective QA means.

Image Functionality Overview

Image Processing	Document Scan. Store, Route, and Retrieve

IMPRESS captures, through scanning, electronic images of documents, stores these electronic images on magnetic disk, and subsequently allows for retrieval of the electronic images. IMPRESS allows images to be accessed for image quality review and provides for the rescanning of images determined to be of unacceptable quality. Following the completion of scanning and any image quality review, items are automatically routed to subsequent activities, based on a predefined set of workflow rules.

Electronic Document Image Presentation and Manipulation

IMPRESS allows images to be viewed on image-enabled workstations. Multi-page documents can be scrolled through, and selected portions of an image can be magnified.

Image Tracking and Retrieval	Cross-Reference to Physical Document Location

IMPRESS is designed so that the image database stores the location of the physical document for each document image. This location - known as a storage box - is entered into the system while scanning documents.

Indexing of Images

IMPRESS automatically assigns a unique indexing number to each document that is created through scanning. The unique indexing number consists of a system-generated number that can subsequently be used to cross-reference an item to a mainframe transfer agent system. In addition, IMPRESS allows for the alternate indexing of documents by other user-entered fields such as fund/account.

Source Key Generation and Display

Each transaction type processed within IMPRESS receives a unique identifier that can be used to link an item to the PFPC transfer agent system. This key may also be used for document retrieval.

Scanning, Indexing, and Storage of Documents Processed Prior to Image Workflow

Through the IMPRESS merge facility, users can scan documents processed prior to the installation of IMPRESS. The merge facility allows you to associate documents with existing, already scanned and indexed documents, making them available for future inquiry using IMPRESS.

Image Archival and Subsequent Retrieval from Optical Storage

IMPRESS provides storage and backup functions for data objects, is designed to handle media management, and communicates with the database management system. IMPRESS supports archival of items to magnetic or selected WORM (Write Once Read Many) optical media. Archival from magnetic to optical media criteria are set during installation time.

Printing of Images

IMPRESS allows you to print copies of document images at LAN-based printers equipped with the appropriate print server components.

Real-Time Administration Tools

IMPRESS offers an administration function that allows authorized users to add and maintain user profiles, funds, transaction types, locations, and other client site-specific data. This tool also allows authorized users to change courier status, determine the status of work that may have been affected by an environmental mishap, and perform other administrative tasks.

Document/Activity History and Automatic Update

IMPRESS automatically records and stores document/activity history statistics on audit trail logs during workflow activities, and produces standard reports for such items as:

• Workflow activity type • Date/time/user of each activity • Beginning/ending date/time of each activity • Last update user/date/time

Administrative Functions	IMPRESS allows much of this activity history to be viewed on-line in various portions of the application.

Productivity Reporting and Quality/Timeliness Reporting

IMPRESS logs document/activity history statistics to produce standard productivity reports that can be run at the client’s request.

Adhoc Reporting

IMPRESS provides a suite of standard reports. A client can also create their own additional reports.

Quality Control Processing

IMPRESS currently allows for processing activities to be reviewed for quality by routing them to a Quality Control queue. Authorized users can then QC work items. Future IMPRESS releases will include various rule-based options for selective quality control. IMPRESS prevents users from quality control checking their own work.

Access Security

IMPRESS image processing provides security access in the form of user logons and user profiles. Users must have a user ID to access the system and are further constrained by their user profile. The client assigns user IDs for staff to access the system and specifies the parameters of each user profile. These profiles limit users to performing only those specific activities for which they have been given permission.(e.g. processing, scan, etc.). It is recommended that the logon IDs match the user’s logon ID from the PFPC transfer agent system.

Value-Added Functionality	On-line Help for Users

IMPRESS offers a comprehensive on-line help system that follows Microsoft Windows help system conventions. It is designed to serve both new users learning how to use the system and more experienced users who may occasionally need assistance or additional information.

System Administration Procedures

IMPRESS System Administration is made easier for designated IMPRESS technical support staff due to the IMPRESS Systems Administration and Procedures manual and Procedures manual and related documentation.

EXHIBIT 2

MAINTENANCE AND SUPPORT TERMS

1. Software Support. PFPC shall provide the following Software support services (“Software Support”):

1.1. PFPC shall provide the Licensee with full System Administration Guide(s) and updates thereto for Software.

1.2. PFPC will have a Response Center (help desk) to provide 24 hours a day, 7 days a week to designated client contacts.

1.3. PFPC shall use reasonable efforts to resolve all Software failures through: remote support to the Licensee’s information systems staff (the “Licensee’s Staff”), coordination of Third Party Vendor support (on-site or remotely), coordination of other subcontractors’ actions, or direct on- site support by PFPC personnel.

1.4. PFPC shall investigate errors in the Software reported by the Licensee which prevent substantial compliance with the then current Documentation and to initiate the corrective action, if any, which are reasonable and appropriate, including but not limited to temporary fixes, patches and corrective releases to PFPC’s clients generally. Notwithstanding the foregoing, if reported errors result from or arise out of: (i) malfunctions of equipment (other than the Equipment) that is not compatible with the Equipment or approved by PFPC, (ii) use of the Software by the Licensee for other than the purposes contemplated by the Agreement or this Schedule F, (iii) modifications or changes made to the Software by Licensee without PFPC’s prior written approval other than changes suggested or required by PFPC, or (iv) Licensee developed features that are not approved or suggested by PFPC, such as those Licensee may develop with form generators, ad hoc report writers and user customized screens, then to such extent PFPC shall have no responsibility for investigating the error or making the correction, except as the parties may otherwise agree to in writing. The Licensee shall pay PFPC’s then current time and materials charges plus travel and out-of-pocket expenses incurred in investigating and attempting any such errors described in clauses (i) through (iv).

1.5. In addition to the support described above, PFPC shall from time to time provide bug fixes, error corrections, maintenance, minor enhancements, upgrades and updates to the Software which are generally made available by PFPC to its similar customers as part of Software Support (“Updates”). The cost of the Updates is included in the fee and other charges identified in the Agreement, if the updates are supplied to the Licensee using PFPC’s standard update facility. PFPC installation assistance for the new Updates may be required and will be billable to the Licensee as an additional service. During the term of the Agreement, PFPC will use reasonable efforts to provide the Licensee with not less than thirty (30) days prior written notice of PFPC’s intent issue a new update of Software. The Licensee shall implement an Update within ninety (90) days of receipt. Any support by PFPC of any prior release of the Software after such ninety (90) day period shall be at PFPC’s sole discretion and as an additional service.

1.6. The license granted herein and the Software shall not include any modification to the Software which contains any substantial added functionality. (including any significant new interface features), as reasonably determined solely by PFPC or any new architecture or any significant modification of the Software which contains any substantial added or different functionality, whether or not such new functionality is coupled with any change in software architecture or hardware platform, in each case not required for the Software to function in accordance with the Documentation (“New Products”). New Products shall be provided and licensed to the Licensee as an additional service and once provided and licensed shall be included in Software Support.

1.7. PFPC may decline to support the Software to the extent (i) the Software or Equipment was added to or changed without PFPC’s prior approval and such addition or change causes the Software to malfunction, unless such addition or change was suggested or required by PFPC; and (ii) the Licensee does not perform its Software Maintenance and Support responsibilities expressly set forth in this Exhibit 2 to Schedule F.

2. The Licensee Maintenance and Support Responsibilities. The Licensee’s facility will have all of the required security, space, electrical power source, communications lines, heating, ventilation and cooling, and other physical requirements reasonably necessary for the installation and proper operation of the Equipment. The Licensee’s users will first direct all questions and problems to the Licensee’s staff for proper call tracking and problem resolution. The Licensee’s staff will coordinate all facility issues at the site and will serve as primary contact for PFPC when planning installs, upgrades and other equipment changes. The Licensee’s staff shall:

2.1. Identify designated client contacts, one for operations and one technical systems administrator, to function as single points of contact for discussion, review and resolution of problems with PFPC.

2.2. Perform initial problem determination and symptom documentation.

2.3. Be responsible for all system hardware and network hardware components and Directly Obtained Third Party Software from a maintenance, support and problem resolution standpoint, provided that PFPC shall provide reasonable assistance in the resolution of such problems.

2.4. Provide (a) data back-up and recovery, (b) preventive maintenance, and (c) perform server administration tasks as described in the Systems Administration Guide(s) and Directly Obtained Third Party Software documentation.

2.5. Maintain all network and trouble-log documentation required by PFPC or by third-party vendors. PFPC shall be allowed to review such documentation if necessary to resolve support issues.

2.6. Be available during normal business hours and reachable for support 24 hours a day, 7 days a week, as required. the Licensee shall maintain the appropriate staff level to adequately perform the maintenance support functions specified. This staff should have experience in network administration, troubleshooting, Microsoft Windows, workstation memory management, and UNIX and NT systems administration.

2.7. Consult with PFPC before performing any work that may affect the Software or performance of the System, including installation, upgrading, or unplanned maintenance affecting Equipment.

November 24, 2003

Pacific Investment Management Company

PIMCO Advisors L.P.

Re:	Transfer Agency Services Fees

Dear Sir/Madam:

This letter constitutes our revised agreement with respect to compensation to be paid to PFPC Inc. (“PFPC”) under the terms of the Transfer Agency Services Agreements dated November 9, 1998, as amended between PFPC and Pacific Investment Management Company on one hand and PIMCO Advisors L.P. (“you” or the “Fund”) on the other (collectively, the “Agreement”) for service provided on behalf of each of the Funds’ investment portfolios (“Portfolio”). Pursuant to paragraph 7.1 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC certain fees and reimburse PFPC for its out-of-pocket expenses incurred on its behalf, as follows:

A. FEES

1. Annual Per Account Fees:
	Current	Effective 4/1/2004	Effective 4/1/2005
Networking Accounts (1,2,3,4)	$5.95 per account	$4.72 per account	$4.50 per account

Non-Networking Accounts	$13.75 per account	$12.87 per account	$12.00 per account

Closed Accounts	$1.82 per closed account	$1.23 per closed account	$1.00 per closed account

2. NSCC Fees:	No Charge

3. DAZL: Base

Product:	No charge for transmission of transaction or price records

DAZL Direct/DAZL Interactive: (Sungard and Charles Schwab & Co. — No Charge)	$1,000 per month $.025 per transaction record transmitted $.015 per price record transmitted

1

4. VRU:
	Current	Effective 4/1/2004	Effective 4/1/2005
Annual Maintenance Fee	$6,000.00 per year	$5,250.00 per year	$4,500.00 per year

	$0.23 per minute	$0.20 per minute	$0.1725 per minute

	$0.10 per call	$0.09 per call	$0.075 per call

5. Cost Basis Forms:	No Charge

6. IMPRESSNet:
Development Fees:	$135.00 per hour

Reviewing client network requirements and signing off on the requirements

Recommending method of linking to the Web Transaction Engine

Installing the network hardware and software

Implementing the network connectivity

Testing the network connectivity and performance

Customized Development

Transaction Fees:

	Current	Effective 4/1/04
Account Inquiries	$.05 per inquiry < 50,000 inquiries per month $.035 per inquiry > 50,000 inquires per month	(WAIVED)
Financial Transactions	$.50 per trans <25,000 trans per month $.35 per trans > 25,000 trans per month	(WAIVED)

7. Fiduciary Fees (Retirement Plan account processing):	No Charge

8. Lost Shareholder Search/Reporting:	$2.75 per account search*
* the per account search fee shall be waived until June 2000 so long as the Administrator retains Keane Tracers, Inc. (“KTI) to provide KTI’s “In-Depth Research Program” services.

9. Programming Costs:

(a) Dedicated Team (Consisting of one Programmer, one BSA, one Tester):

Current	Effective 4/1/2004	Effective 4/1/2005
$262,500.00 per annum	$229,688.00 per annum	$196,875.00 per annum

(b) System Enhancements (Non Dedicated Team):

Programmer	$150.00 per hour

The above Programming Costs are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

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10. Print/Mail Fees.

(a) Standard Services.

Implementation Fee:	$ 5000.00
$ 150.00 / hr. Multi-check and Non Standard

Testing Application or Data Requirements:
$3.00 / fax to client or Record Keeper

Work Order: $15.00 per work order

Daily Work (Confirms):

Hand:	$71/K with $75.00 minimum (includes 1 insert)
$0.07/each additional insert
Machine:	$42/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

Daily Checks:

Hand:	$91/K with $100.00 minimum daily (includes 1 insert)
$0.08/each additional insert
Machine:	$52/K with $75.00 minimum (includes 1 insert)
$0.01/each additional insert
* There is a $3.00 charge for each 3606 Form sent.

Statements:

Hand:	$78/K with $75.00 minimum (includes 1 insert)
$0.08/each additional insert
$125/K for intelligent inserting
Machine:	$52/K (with $75,00 minimum (includes 1 insert)
$0.01 each additional insert
$58/K for intelligent inserting

Periodic Checks:

Hand:	$91/K with $100.00 minimum (includes 1 insert)
$0.08/each additional insert
Machine:	$52/K with $100.00 minimum (includes 1 insert)
$0.01/each additional insert

12B1/Dealer Commission Checks/Statements:
$0.78/each envelope with $100.00 minimum

Spac Reports/Group Statements:	$78/K with $75.00 minimum

Listbills: $0.78 per envelope with $75.00 minimum

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Printing Charges:	(price ranges dependent on volumes) $0.08/per confirm/statement/page $0.10/per check

Folding (Machine):	$18/K

Folding (Hand):	$12 each

Presort Charge:	$0.277 postage rate $0.035 per piece

Courier Charge:	$15.00 for each on call courier trip/or actual cost for on demand

Overnight Charge:	$3.50 per package service charge plus Federal Express/Airborne charge

Inventory Storage:	$20.00 for each inventory location as of the 15th of the month

Inventory Receipt:	$20.00 for each SKU / Shipment

Hourly work; special projects, opening envelopes, etc...: $24.00 per hour

Special Pulls:	$2.50 per account pull

Boxes/Envelopes:	Shipping boxes	$0.85 each

	Oversized Envelopes	$0.45 each

Forms Development/Programming Fee: $100/hr

Systems Testing:	$85/hr

Cutting Charges:	$10.00/K

(b) Special Mailings.

This pricing for special mailings is based on appropriate notification (standard of 30 day minimum) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

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Work Order: $30.00 per Work order

Daily Work (Confirms):

Hand:	$135.00 to create an admark tape $10.00/K to zip +4 data enhance with $125.00 minimum $80.00/hr for any data manipulation $6.00/K combo charge

Admark & Machine Insert

#10, #11, 6x9
$62/K to admark envelope and machine insert 1 piece, with $125.00 minimum
$2.50/K for each additional insert
$38/K to admark only with $75.00 minimum $25.00/K hand sort
9x12
$100/K to admark envelope and machine insert 1 piece, with $125.00 minimum
$5.00/K for each additional insert
$38/K to admark only with $75.00 minimum $0.08 for each hand insert

Admark & Hand Insert

#10, #11, 6x9
$0.08 for each hand insert
$25.00/K hand sort 9x12
$0.09 for each hand insert
$25.00/K hand sort

Pressure/Sensitive Labels:
$0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum $0.10 to affix labels only $0.10 to create labels only
Legal Drop: $150.00 / compliant legal drop per job and processing fees
Presort Fee: $0.035 per piece

(c) Print Mail Standard Service and Special Mailings Pricing Discount. PFPC agrees to provide the Administrator with the following discounts which shall be applied on a monthly basis to the aggregate amount of Standard Service and Special Mailing charges invoiced with respect to the Funds, excluding taxes and postage:

(i)	7% of the total invoice amount, excluding taxes and postage; and

(ii)	An additional 7.5% applied to the invoiced amount, excluding taxes and postage, after the discount set forth in Section (c)(i) above is applied; and

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(iii)	Effective April 1, 2004, an additional 12.5% applied to the invoiced amount, excluding taxes and postage, after the discounts set forth in Sections (c)(i) & (ii) above is applied; and

(iv)	Effective April 1, 2005, an additional 12.5% applied to the invoiced amount, excluding taxes and postage, after the discounts set forth in Sections (c)(i), (ii) & (iii) above is applied

(d) Electronic Statement Presentment. 1

Storage:	$0.08 per page/image
(Waived) Presentment: presented	$0.10 per statement

It is anticipated that Electronic Statement Presentment services, including ability to suppress print output, will be available in the 1st Quarter, 2002.

(e) Digital Imaging.

PDF image creation:	$.03 per image
Master CDR creation:	$22.5 per CD
Duplicate CDR:	$175.00 per CD
Server Storage:	$.01 per image (This is the storage fee in lieu of CDR creation.)
Data Processing:	$.025 per image (Adhocs, data files, upload, file creation)

11.	Anti-Money Laundering:

Current	Effective 4/1/2004	Effective 4/1/2005
$50,000.00 per annum	$43,750.00 per annum	$37,500.00 per annum

12.	Customer Identification Services[1]:

$2.25 per customer verification

$0.02 per month per search result stored

[1]	(Subject to a $100,000.00 per year total maximum fee)

12.	COLD Storage:

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Current	Effective 4/1/2004	Effective 4/1/2005
$0.008 per page	$0.007 per page ($13,673.00 maximum per month)	$0.006 per page ($11,720.00 maximum per month)

13.	MISCELLANEOUS

1. Conversion Costs. All reasonable expenses associated with the movement of records and materials and the conversion thereof from the Fund’s current transfer agent to PFPC shall be borne by PFPC.

2. Cash Management Services. PFPC shall maintain various demand deposit accounts (“DDA’s”) with a third party cash management services provider in order to facilitate the services being provided by PFPC. PFPC agrees to assume responsibility for all fees charged by the cash management services provider, provided however, PFPC shall retain any and all investment income and/or related credits derived from maintaining such DDA’s.

3. Except as otherwise set forth above, after April 1, 2006, PFPC may adjust the above fees once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Administrator’s monthly fees (or since the Effective Date in the case of the first such adjustment).

4. Notwithstanding the fees set forth above, in the event the total annual revenue received by PFPC under this Agreement and the Other Agreement is less than $6,500,000.00, the above fees shall be modified as set forth below:

(a)	Non-Networking Accounts:	$15.51 per account
	Closed Accounts:	$ 2.07 per closed account

(b) PFPC may immediately begin to impose the annual CPI Increase described in Section B. 3. above.

(c) The Print/Mail Discount described in Section A. 10. (c)(ii)(iii) & (iv) above shall no longer apply.

5. Miscellaneous Charges include, but are not limited to, charges for the following products and services as applicable: ad hoc reports, digital recording, training, microfiche/microfilm production, magnetic media tapes and freight, and pre-printed stock, including business forms, certificates, envelopes, checks and stationary, consolidated statements and conversion expenses.

6. Out-of-Pocket Expenses. The Fund shall reimburse PFPC monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

•	Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Administrator

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•	Telephone and telecommunication costs, including all lease, maintenance and line costs

•	Proxy solicitations, mailings and tabulations

•	Shipping, Certified and Overnight mail and insurance

•	Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

•	Duplicating services, if requested by the Administrator

•	Courier services

•	Overtime, as approved by the Administrator

•	Temporary staff, as approved by the Administrator

•	Travel and entertainment, as approved by the Administrator

•	Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party recordkeeping vendors

•	Third party audit reviews (shared pro rata with other Investor Services Group clients)

•

Such other miscellaneous out-of-pocket expenses reasonably incurred by Investor Services Group with the advance approval of the Administrator in performing its duties and responsibilities under this Agreement.

The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PFPC. In addition, the Fund will promptly reimburse PFPC for any other unscheduled expenses incurred by PFPC whenever the Fund and PFPC mutually agree that such expenses are not otherwise properly borne by PFPC as part of its duties and obligations under the Agreement.

The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period, as applicable.

[Signature Page Follows]

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If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

PFPC INC.

By:	/s/ Michael Denofrio
Name:	Michael Denofrio
Title:	Executive Vice President

Agreed and Accepted:

PIMCO ADVISORS Fund Management LLC

By:	/s/ Stephen J. Treadway
Name:	Stephen J. Treadway
Title:	CEO, Managing Director

Pacific Investment Management Company LLC

By:	/s/ Jeffrey M. Sargent
Name:	Jeffrey M. Sargent
Title:	Senior Vice President

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AMENDMENT NUMBER 4 TO THE

TRANSFER AGENCY AND SERVICES AGREEMENT

THIS AMENDMENT, dated as of the 18th day of July, 2006 between Allianz Global Investors Fund Management LLC, formerly known as PA Fund Management LLC (“AGIFM” or “Administrator”), and PFPC, Inc., (“PFPC” or “Transfer Agent”) on one hand, and Pacific Investment Management Company LLC (“PIMCO” or also “Administrator”) and PFPC on the other hand.

W I T N E S S E T H

WHEREAS, each Administrator and Transfer Agent have entered into a Transfer Agency and Services Agreement dated as of November 9, 1998, as amended to date (each referred to as the “Agreement”); and

WHEREAS, Administrator desires to amend the Agreement to clarify and document certain functions and responsibilities of the parties in connection with the Agreement;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration, hereby agree as follows:

1.	Definitions. Unless otherwise defined in this Amendment, terms used herein will have the same meanings they have in the Agreement.

2.	Article 3, Duties of Transfer Agent, Amended. Article 3 is amended by adding the following new Sections 3.8, 3.9, 3.10, 3.11 and 3.12:

“3.8 Transfer Agent shall report to Administrator or its designee, in an agreed upon format as of the date of this Amendment, any requested Fund shareholder identity and transaction information, where Transfer Agent has such account level information on its books and records, in order for the Funds to detect, monitor and prevent excessive short-term trading in Fund shares. For purposes of this Amendment, Transfer Agent has no responsibility for providing or obtaining account level information that it does not have on its books and records. Costs to change the agreed upon format after the date of this Amendment shall be borne by the party requesting the change in format.

3.9 Pursuant to Written Instructions from the Administrator, the Transfer Agent will implement the systematic processing of a short-term trading redemption fee based upon parameters provided to Transfer Agent by the Administrator. Administrator shall be responsible for any programming costs incurred by Transfer Agent to systematically support any customized short-term trading redemption fee parameters requested by the Administrator. The Administrator shall instruct the Transfer Agent by Written Instruction as to any accounts it has determined to be exempt from such fee. Further, with respect to transaction processed by intermediaries and received by Transfer Agent by transmission, Transfer Agent may rely on exemptions of such fees processed by and received from intermediaries. Transfer Agent’s exclusive reporting obligations to Administrator related to short-term redemption fee processing, unless otherwise mutually agreed in a signed writing by the parties, shall be: (a) daily aggregate dollar totals by portfolio of redemption fees processed for the previous business day; and (b) the transmission of shareholder identity and transaction information described in Section 3.8 above. The Transfer Agent, however, shall report to Administrator any exceptions to short-term trading redemption fee processing instructions that become known by the Transfer Agent. Administrator agrees to develop procedures regarding processing adjusting entries in connection with the assessment and collection of short-term trading redemption fees.

3.10 Transfer Agent will have established and implemented policies, procedures and/or processes reasonably designed to ensure the correct temporal processing of orders for the purchase, redemption and exchange of Fund Shares in accordance with the Fund’s policies thereon. Transfer Agent shall report to Administrator any known exceptions to such Fund policies.

3.11 Any reviews of Transfer Agent’s controls performed pursuant to the latest Statement on Auditing Standards (SAS) No. 70, Service Organizations, or other third-party reviews of Transfer Agent’s controls, will include control objectives relating to reasonable assurance of: (i) proper trade processing of orders received prior to and after the close of the New York Stock Exchange - normally 4:00 p.m. Eastern Time - for the purchase, redemption and exchange of mutual fund shares; (ii) imposing short-term redemption fees, or permitting waivers of such short-term redemption fees, where requested by a fund; and (iii) providing shareholder identity and transaction information to a fund and complying with Written Instructions from a fund concerning restrictions on shareholders identified by a fund as having violated a fund’s policies established for the purpose of eliminating or reducing any dilution of the value of fund shares.

3.12 Other than as particularly described herein, Transfer Agent shall have no other duties and responsibilities in connection with assisting the Administrator and/or the Funds’ to comply with the Funds’ short-term trading redemption fee policies and procedures.”

3.	Effectiveness. The amendments set forth herein shall be effective upon execution of this Amendment.

4.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

5.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Andrew J. Meyers
Name:	Andrew J. Meyers
Title:	Managing Director and COO

PFPC, INC.

By:	/s/ Susan M. Frasu
Name:	Susan M. Frasu
Title:	Senior Vice President Managing Director

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Jeffrey M. Sargent
Name:	Jeffrey M. Sargent
Title:	Executive Vice President